Exhibit 4.43

EXECUTION VERSION

MARKIT GROUP HOLDINGS LIMITED

U.S.$210,000,000

3.73% Series A Senior Notes due November 4, 2022

and

U.S.$290,000,000

4.05% Series B Senior Notes due November 4, 2025

NOTE PURCHASE AND GUARANTEE AGREEMENT

Dated as of November 4, 2015

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

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Schedule A	—	Defined Terms

Schedule B	—	Information Relating to Purchasers

Schedule 5.3	—	Disclosure Materials

Schedule 5.4	—	Subsidiaries of the Parent Guarantor and Ownership of Subsidiary Stock

Schedule 5.5	—	Financial Statements

Schedule 5.15	—	Existing Financial Indebtedness

Exhibit 1(a)(i)	—	Form of 3.73% Series A Senior Note due November 4, 2022

Exhibit 1(a)(ii)	—	Form of 4.05% Series B Senior Note due November 4, 2025

Exhibit 1(c)	—	Form of Subsidiary Guarantee Deed

Exhibit 4.4(a)(i)	—	Form of Opinion of U.S. Special Counsel for the Parent Guarantor, the Company and the Original Subsidiary Guarantors

Exhibit 4.4(a)(ii)	—	Form of Opinion of English Special Counsel for the Parent Guarantor, the Company and the Original Subsidiary Guarantors

Exhibit 4.4(a)(iii)	—	Form of Opinion of Bermuda Special Counsel for the Parent Guarantor

Exhibit 4.4(a)(iv)	—	Form of Opinion of Canada special Counsel for the Canadian Subsidiary Guarantor

Exhibit 4.4(a)(v)	—	Form of Opinion of Luxembourg special Counsel for the Luxembourg Subsidiary Guarantor

Exhibit 4.4(a)(vi)	—	Form of Opinion of Texas special Counsel for the Texas Subsidiary Guarantor

Exhibit 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

MARKIT GROUP HOLDINGS LIMITED

4th Floor, Ropemaker Place

25 Ropemaker Street

London

EC2Y 9LY

MARKIT LTD.

4th Floor, Ropemaker Place

25 Ropemaker Street

London

EC2Y 9LY

3.73% Series A Senior Notes due November 4, 2022

4.05% Series B Senior Notes due November 4, 2025

As of November 4, 2015

To Each of the Purchasers Listed in

Schedule B Hereto:

Ladies and Gentlemen:

MARKIT GROUP HOLDINGS LIMITED, (Registered No. 06240773), a company incorporated in England (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”) and MARKIT LTD. (Registered No. 48610), a company incorporated in Bermuda (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Parent Guarantor”), each agrees with each of the purchasers whose names appear in Schedule A (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

1.	AUTHORIZATION OF NOTES; ESTABLISHMENT OF SERIES; SUBSIDIARY GUARANTEES.

(a) The Company will authorize the issue and sale of (i) U.S.$210,000,000 aggregate principal amount of its 3.73% Series A Senior Notes due November 4, 2022 (the “Series A Notes”) and (ii) U.S.$290,000,000 aggregate principal amount of its 4.05% Series B Senior Notes due November 4, 2025 (the “Series B Notes”, and together with the Series A Notes, the “Notes”, such term to include any amendment, restatement or other modification from time to time pursuant to Section 18 and including any such notes issued in substitution therefor pursuant to Section 14). The Notes shall be substantially in the respective forms set out in Exhibits 1(a)(i) and 1(a)(ii). Certain capitalized and other terms used in this Agreement are defined in Schedule A. References to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

(b) The payment of the Notes and the performance by the Company of its obligations under this Agreement will be guaranteed by the Parent Guarantor, pursuant to the guarantee contained in Section 23.

(c) The payment of the Notes and the performance by the Company of its obligations under this Agreement may, from time to time, be guaranteed by other members of the Group (each being a “Subsidiary Guarantor”), pursuant to a Subsidiary Guarantee Deed of such Subsidiary Guarantor (as amended from time to time).

2.	SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and in the series specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3.	CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Morrison & Foerster (UK) LLP, One Ropemaker Street, Citypoint, 7th Floor, London EC2Y 9AW, United Kingdom, at 9:00 a.m., New York City time, at a closing (the “Closing”) on November 4, 2015. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note of each series to be purchased by such Purchaser (or such greater number of Notes in denominations of at least U.S.$500,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to the account and in accordance with the funding instructions as set forth in the funding instructions delivered pursuant to Section 4.10.

If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Notes.

4.	CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfilment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

4.1.	Representations and Warranties.

The representations and warranties of the Company and the Parent Guarantor in this Agreement shall be correct when made and at the Closing. The representations and warranties of each Original Subsidiary Guarantor in its Subsidiary Guarantee Deed shall be correct when made and at the Closing.

4.2.	Performance; No Default.

Each of the Company and the Parent Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor the Parent Guarantor nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.3 or 10.4 had such Sections applied since such date.

4.3.	Compliance Certificates.

(a) Officer’s Certificate. Each of the Company and the Parent Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s or Director’s Certificate. Each of the Company and the Parent Guarantor shall have delivered to such Purchaser a certificate of its Secretary, an Assistant Secretary, a Director or another appropriate person, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement, as applicable, and (ii) the Company’s and the Parent Guarantor’s organizational documents as then in effect. Each Original Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or a Director or other appropriate person, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of its Subsidiary Guarantee Deed and (ii) its organizational documents as then in effect.

4.4.	Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from (i) Morrison & Foerster (UK) LLP, U.S. special counsel for the Company, the Parent Guarantor and the Original Subsidiary Guarantors, (ii) Morrison & Foerster (UK) LLP, English special counsel for the Company and the English Original Subsidiary Guarantors, (iii) Conyers, Dill & Pearman Limited, Bermuda special counsel to the Parent Guarantor, (iv) Blake, Cassels & Graydon LLP, as Canada special counsel for the Canadian Original Subsidiary Guarantor, (v) Bonn Steichen & Partners, as Luxembourg special counsel for the Luxembourg Original Subsidiary Guarantor, and (vi) Andrews Kurth LLP, as Texas special counsel for the Texas Original Subsidiary Guarantor, substantially in the respective forms set forth in Exhibits 4.4(a)(i), 4.4(a)(ii), 4.4(a)(iii)¸ 4.4(a)(iv), 4.4(a)(v), 4.4(a)(vi) and 4.4(a)(vii) covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company and the Parent Guarantor each hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ U.S. special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.5.	Purchase Permitted By Applicable Law, Etc.

On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.6.	Sale of Other Notes.

Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule B.

4.7.	Payment of Special Counsel Fees.

Without limiting Section 16.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least two Business Days prior to the Closing.

4.8.	Private Placement Numbers.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

4.9.	Changes in Corporate Structure.

Except as otherwise permitted by Section 10.2, neither the Company nor the Parent Guarantor nor the Original Subsidiary Guarantors shall have changed their respective jurisdictions of incorporation or organization, as applicable, or been a party to any merger, amalgamation or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.	Funding Instructions.

At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number/SWIFT code/IBAN and (c) the account name and number into which the purchase price for the Notes is to be deposited.

4.11.	Acceptance of Appointment to Receive Service of Process.

Such Purchaser shall have received evidence of the acceptance by the Company of the appointments and designations provided for by Section 24.7(d) of this Agreement and Section 8 of the Subsidiary Guarantee Deeds of the Original Subsidiary Guarantors, for the period from the date of the Closing to November 4, 2026.

4.12.	Original Subsidiary Guarantee Deeds.

Each of the Original Subsidiary Guarantors shall have duly executed and delivered to such Purchaser a Subsidiary Guarantee Deed and such Subsidiary Guarantee Deed shall be in full force and effect.

4.13.	Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARENT GUARANTOR.

As of the date of Closing, each of the Company and the Parent Guarantor represents and warrants to each Purchaser that:

5.1.	Organization; Power and Authority.

Each of the Company and the Parent Guarantor is a corporation duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Parent Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and, with respect to the Company only, the Notes, and to perform the provisions hereof and thereof.

5.2.	Authorization, Etc.

This Agreement and, with respect to the Company only, the Notes, have been duly authorized by all necessary corporate action on the part of the Company and the Parent Guarantor, and this Agreement constitutes, and upon execution and delivery thereof, and with respect to the Company only, each Note, will constitute, a legal, valid and binding obligation of the Company and the Parent Guarantor, enforceable against the Company and the Parent Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.	Disclosure.

The Company and the Parent Guarantor, through their agents, HSBC Securities (USA) Inc., RBS Securities Inc. and RBC Capital Markets, LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated July 2015 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent Guarantor and its Subsidiaries. This Agreement, the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company and the Parent Guarantor prior to July 28, 2015 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2014 there has been no change in the financial condition, operations, business or properties of the Parent Guarantor or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company or the Parent Guarantor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents. No representation is made as to any projections in the Disclosure Documents other than that the projections are based on information that the Company and the Parent Guarantor reasonably believe to be accurate and were calculated in a manner the Company and the Parent Guarantor believe to be reasonable.

5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Parent Guarantor’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent Guarantor and each other Subsidiary, and designates which of such Subsidiaries are Original Subsidiary Guarantors on the date of this Agreement, (ii) the Parent Guarantor’s Affiliates, other than Subsidiaries, and (iii) the Parent Guarantor’s directors and executive officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent Guarantor and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Parent Guarantor or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and, where applicable, duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except in such cases which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent Guarantor or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary, except in such cases which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.5.	Financial Statements; Material Liabilities.

The Parent Guarantor has delivered to each Purchaser copies of the consolidated financial statements of the Parent Guarantor or the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent Guarantor or the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Parent Guarantor and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

5.6.	Compliance with Laws, Other Instruments, Etc.

The execution, delivery and performance by the Company and the Parent Guarantor of this Agreement and, with respect to the Company only, the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent Guarantor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum of association, articles of association, regulations or by-laws, shareholders agreement or any other agreement or instrument to which the Parent Guarantor or any Subsidiary is bound or by which the Parent Guarantor or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent Guarantor or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent Guarantor or any Subsidiary, except in any such cases which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.7.	Governmental Authorizations, Etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or the Parent Guarantor of this Agreement or, with respect to the Company only, the Notes, including, without limitation, any thereof required in connection with the obtaining of Dollars to make payments under this Agreement or the Notes and the payment of such Dollars to Persons resident in the United States of America or Japan. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in the United Kingdom or Bermuda of this Agreement, the Notes or any Subsidiary Guarantee Deed that any thereof or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.

5.8.	Litigation; Observance of Agreements, Statutes and Orders.

(a) Except as described in the Disclosure Documents, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company or the Parent Guarantor, threatened against or affecting the Parent Guarantor or any Subsidiary or any property of the Parent Guarantor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither the Parent Guarantor nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA Patriot Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.9.	Taxes.

(a) The Parent Guarantor and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent Guarantor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither the Company nor the Parent Guarantor knows of any basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent Guarantor and its Subsidiaries in respect of federal, national, state or other taxes for all fiscal periods are adequate.

(b) No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of the United Kingdom or Bermuda or any political subdivision thereof will be incurred by the Company or the Parent Guarantor or any holder of a Note as a result of the execution or delivery of this Agreement or the Notes and no deduction or withholding in respect of Taxes imposed by or for the account of the United Kingdom or Bermuda or, to the knowledge of the Company or the Parent Guarantor any other Taxing Jurisdiction, is required to be made from any payment by the Company or the Parent Guarantor under this Agreement or with respect to the Company only, the Notes except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of the United Kingdom arising out of circumstances described in clause (a), (b), (c), (d), (e), (f), (g), (x), (y) or (z) of Section 13.1 and the provisos thereto.

5.10.	Title to Property; Leases.

The Parent Guarantor and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Parent Guarantor or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all Material respects.

5.11.	Licenses, Permits, Etc.

(a) The Parent Guarantor and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others, except where the failure of ownership or possession could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) To the best knowledge of the Company and the Parent Guarantor, no product or service of the Parent Guarantor or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except in such cases where such infringement could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) To the best knowledge of the Company and the Parent Guarantor, there is no violation by any Person of any right of the Parent Guarantor or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Parent Guarantor or any of its Subsidiaries, except in such cases where such violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.12.	Compliance with ERISA; Non-U.S. Plans.

(a) The Company, the Parent Guarantor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company, the Parent Guarantor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company, the Parent Guarantor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company, the Parent Guarantor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Company’s most recently ended fiscal year in accordance with International Accounting Standard 19, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Parent Guarantor and its ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Parent Guarantor’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent Guarantor and its Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Parent Guarantor and the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f) All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Parent Guarantor and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

5.13.	Private Offering by the Company.

Neither the Company, the Parent Guarantor nor anyone acting on their behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 75 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company, nor the Parent Guarantor nor anyone acting on their behalf has, with respect to the Notes or the guarantees of the Original Subsidiary Guarantors, engaged in any form of “general solicitation or general advertising,” as defined under Rule 502(c) of the Securities Act. Each of the Company and the Parent Guarantor has provided each Purchaser an opportunity to discuss with the Company’s and the Parent Guarantor’s management the financial statements delivered pursuant to Section 5.5, as well as the Company’s and the Parent Guarantor’s business, management, financial affairs and the terms and conditions of the offering of the Notes and the issuance of the guarantees of the Original Subsidiary Guarantors. Neither the Company, the Parent Guarantor nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities laws of the jurisdiction of organization of the Company, the Parent Guarantor or any Original Subsidiary Guarantor.

5.14.	Use of Proceeds; Margin Regulations.

The Company will apply the proceeds of the sale of the Notes hereunder to the repayment of other indebtedness and other general corporate and working capital purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Parent Guarantor and its Subsidiaries and the Parent Guarantor does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

5.15.	Existing Financial Indebtedness; Future Liens.

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Financial Indebtedness of the Parent Guarantor and its Subsidiaries (other than Financial Indebtedness owing from one member of the Group to another) as of October 30, 2015 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any guaranties thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Financial Indebtedness of the Parent Guarantor or its Subsidiaries. Neither the Parent Guarantor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Financial Indebtedness of the Parent Guarantor or such Subsidiary and no event or condition exists with respect to any Financial Indebtedness of the Parent Guarantor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Financial Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Parent Guarantor nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Financial Indebtedness that is not permitted by Section 10.4 or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Financial Indebtedness that is not permitted by Section 10.4.

(c) Neither the Parent Guarantor nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Financial Indebtedness of the Parent Guarantor or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Financial Indebtedness of the Company or the Parent Guarantor, except as specifically indicated in Schedule 5.15.

5.16.	Foreign Assets Control Regulations, Etc.

(a) Neither the Parent Guarantor nor the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or will in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) Neither the Parent Guarantor nor the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) No part of the proceeds from the sale of the Notes hereunder:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Parent Guarantor, the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii) will be used, directly or indirectly, in violation of any applicable Anti-Money Laundering Laws; or

(iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of any applicable Anti-Corruption Laws.

(d) Each of the Parent Guarantor and the Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Parent Guarantor, the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

5.17.	Status under Certain Statutes.

Neither the Parent Guarantor nor any Subsidiary is subject to regulation under the United States Investment Company Act of 1940, as amended, the United States Public Utility Holding Company Act of 2005, as amended, the United States ICC Termination Act of 1995, as amended, or the United States Federal Power Act, as amended.

5.18.	Environmental Matters.

(a) Neither the Parent Guarantor nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted asserting any claim against the Parent Guarantor or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Parent Guarantor nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Parent Guarantor nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner contrary to any Environmental Laws that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(d) Neither the Parent Guarantor nor any Subsidiary has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and

(e) All buildings on all real properties now owned, leased or operated by the Parent Guarantor or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.19.	Ranking of Obligations

The Company’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank at least pari passu, in right of payment without preference or priority, with all other unsecured and unsubordinated Financial

Indebtedness of the Company except for those obligations that are mandatorily preferred by law. The Parent Guarantor’s payment obligations under this Agreement will rank at least pari passu, in right of payment, without preference or priority, with all other unsecured and unsubordinated Financial Indebtedness of the Parent Guarantor except for those obligations that are mandatorily preferred by law.

5.20.	Representations of Original Subsidiary Guarantors.

The representations and warranties of each Original Subsidiary Guarantor contained in its Subsidiary Guarantee Deed are true and correct as of the date of the Closing.

6.	REPRESENTATIONS OF THE PURCHASERS.

6.1.	Purchase for Investment.

(a) Each Purchaser severally represents that (i) it is an “accredited investor” within the meaning of Regulation D of the Securities Act and is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control and (ii) it has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Notes and is able to bear the economic risk of holding the Notes for an indefinite period of time. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes nor does it intend to do so and, in any event, a Purchaser shall only reoffer or resell the Notes purchased by it in accordance with any available exemption from the requirements of Section 5 of the Securities Act, except as aforesaid. Each Purchaser also severally represents that the Company and the Parent Guarantor have provided such Purchaser an opportunity to discuss with the Parent Guarantor’s management the financial statements delivered pursuant to Section 5.5, as well as the Company’s business, management, financial affairs and the terms and conditions of the offering of the Notes and the issuance of the guarantees of the Original Subsidiary Guarantors.

(b) Each Purchaser organized in Japan severally represents that it (i) is an “Qualified Institutional Investor” within the meaning of Japan’s Financial Instrument and Exchange Act (the “Japanese Act”) and (ii) if transferring a Note to any other party organized in Japan, each such Purchaser shall only transfer such Note to another such Qualified Institutional Investor and shall do so in accordance with the relevant rules and regulations promulgated under the Japanese Act.

(c) Without limiting the foregoing, each Purchaser severally agrees that it will not, directly or indirectly, resell the Notes purchased by it to, or substitute as a Purchaser of the Notes pursuant to Section 22, a Person which it is aware (i) is a Competitor (it being understood that such Purchaser shall advise any broker or intermediary acting on its behalf that such resale to a Competitor is limited hereby) or (ii) would cause the Parent Guarantor or any Controlled Entity to be in violation of U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

6.2.	Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

6.3.	Confirmation of Tax Status of Japanese Holders of Notes.

(a) Each of the Purchasers of Notes resident in Japan, and each such holder of the Notes on the date on which it becomes a party to this Agreement, and each such holder of the Notes on each date that interest is payable in respect thereof (each an “Interest Payment Date”), in each case unless it has given notice to the Company under Section 6.3(b), represents to the Company that the holder is a Qualifying Holder.

(b) A holder of such a Note shall notify the Company as soon as reasonably practicable after it becomes aware that it will not be able to give the representation in Section 6.3(a) on the next Interest Payment Date and when making such a notification, such holder shall also advise the Company of the country in which such holder is resident for tax purposes.

7.	INFORMATION AS TO PARENT GUARANTOR.

7.1.	Financial and Business Information.

The Parent Guarantor shall deliver to each holder of a Note that is an Institutional Investor (and for purposes of this Agreement the information required by this Section 7.1 shall be deemed delivered on the date of delivery of such information in the English language or the date of delivery of an English translation thereof):

(a) Interim Statements promptly after the same are available and in any event within 60 days after the end of each semiannual fiscal period in each fiscal year of the Parent Guarantor (other than the last semiannual fiscal period of each such fiscal year), duplicate copies of

(i) a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such fiscal period, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries, for such fiscal period,

setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to semiannual financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and consolidated cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Parent Guarantor’s Form 10-Q or Form 6-K relating to such semiannual fiscal period, as the case may be, with respect to such period prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

(b) Annual Statements promptly after the same are available and in any event within 180 days after the end of each fiscal year of the Parent Guarantor, duplicate copies of

(i) a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized international standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and consolidated cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Parent Guarantor’s Form 10-K or Form 20-F, as the case may be, for such fiscal year (together with the Parent Guarantor’s annual report to shareholders, if any) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b);

(c) SEC and Other Reports promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by the Parent Guarantor or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally (if applicable), and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Parent Guarantor or any Subsidiary with the SEC or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by the Parent Guarantor or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default promptly and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company or the Parent Guarantor, as the case may be, is taking or proposes to take with respect thereto;

(e) Employee Benefit Matters promptly and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent Guarantor or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Parent Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Parent Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(iv) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(f) Notices from Governmental Authority promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent Guarantor or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that targets the Parent Guarantor or any Subsidiary and which could reasonably be expected to have a Material Adverse Effect; and

(g) Requested Information with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor or any of its Subsidiaries or relating to the ability of the Company or the Parent Guarantor to perform its obligations hereunder and, with respect to the Company only, under the Notes as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Parent Guarantor explaining the Parent Guarantor’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

7.2.	Officer’s Certificate.

Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or (b) shall be accompanied by a certificate of a Senior Financial Officer:

(a) Covenant Compliance setting forth the information from such financial statements that is required in order to establish whether the Parent Guarantor was in compliance with the requirements of Section 10.3 through Section 10.7, inclusive, during the semiannual or annual period covered by the statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations), and reasonably detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence, together with a reconciliation of such financial statements with Pre-Default GAAP (if Pre-Default GAAP is being applied at such time) showing, in reasonable detail, the effect of the application of Pre-Default GAAP. In the event that the Parent Guarantor or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 24.9) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b) Event of Default certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent Guarantor and its Subsidiaries from the beginning of the semiannual or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Parent Guarantor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company or the Parent Guarantor, as the case may be, shall have taken or proposes to take with respect thereto; and

(c) Subsidiary Guarantor(s) setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.8 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.

7.3.	Visitation.

The Company and the Parent Guarantor shall permit the representatives of each holder of a Note (other than a Competitor) that is an Institutional Investor:

(a) No Default if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Parent Guarantor and during normal business hours, to visit the principal executive office of the Parent Guarantor, to discuss the affairs, finances and accounts of the Parent Guarantor and its Subsidiaries with the Parent Guarantor’s officers, and to visit the other offices and properties of the Company and the Parent Guarantor and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default if a Default or Event of Default then exists, at the expense of the Parent Guarantor to visit and inspect any of the offices or properties of the Parent Guarantor or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Parent Guarantor authorizes said accountants to discuss the affairs, finances and accounts of the Parent Guarantor and its Subsidiaries), all at such times and as often as may be requested.

7.4.	Electronic Delivery.

Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Parent Guarantor and the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company or the Parent Guarantor satisfies any of the following requirements with respect thereto:

(i) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Schedule B or as communicated from time to time in a separate writing delivered to the Company or the Parent Guarantor; or

(ii) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of the Company or the Parent Guarantor on IntraLinks or on any other similar website to which each holder of Notes has free access or are made available on its home page on the internet, which is located at http://www.markit.com as of the date of this Agreement;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 21 of this Agreement); and, provided, further, that in the case of clause (ii), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 19, of such posting or availability in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company or the Parent Guarantor will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

7.5.	Limitation on Disclosure Obligation.

Neither the Company nor the Parent Guarantor nor any Subsidiary shall be required to disclose the following information pursuant to Section 7.1(c), 7.1(f), 7.1(g) or 7.3:

(a) information that the Parent Guarantor, the Company or Subsidiary determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

(b) information that, notwithstanding the confidentiality requirements of Section 21, the Parent Guarantor, the Company or Subsidiary is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Parent Guarantor, the Company or Subsidiary and not entered into in contemplation of this clause (b), provided that the Parent Guarantor, the Company or Subsidiary shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Parent Guarantor, the Company or Subsidiary has received advice of counsel (which may be an internal counsel) confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Parent Guarantor, the Company or Subsidiary will provide such holder with a written confirmation of the advice of counsel (which may be addressed to the Parent Guarantor, the Company or Subsidiary and which may be of an internal counsel) relied upon as to any requested information that the Parent Guarantor, the Company or Subsidiary is prohibited from disclosing to such holder under circumstances described in this Section 7.5.

Under no circumstances shall the Parent Guarantor, the Company or any Subsidiary be required to disclose any information whatsoever under the terms of this Agreement to any Person that is a Competitor.

8.	PAYMENT AND PREPAYMENT OF THE NOTES.

8.1.	Maturity.

As provided therein, the entire unpaid principal balance of each series of the Notes shall be due and payable on the stated maturity date thereof.

8.2.	Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes of all series then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount (if any) determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 18. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount (if any) for each series due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.	Prepayment for Tax Reasons.

(a) If at any time as a result of a Change in Tax Law (as defined below) the Company is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Notes in an aggregate amount for all affected Notes equal to 5% or more of the aggregate amount of such interest payment on account of all of the affected Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of the Company to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment for each such Note, except in the case of an affected Note if the holder of such Note shall, by written notice given to the Company no more than 20 days after receipt of the Tax Prepayment Notice, reject such prepayment of such Note (each, a “Rejection Notice”). The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder’s right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder’s right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note. The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid.

(b) No prepayment of the Notes pursuant to this Section 8.3 shall affect the obligation of the Company to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment. For purposes of this Section 8.3, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).

(c) The Company may not offer to prepay or prepay Notes pursuant to this Section 8.3 (i) if a Default or Event of Default then exists, (ii) until the Company shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (iii) if the obligation to make such Additional Payments directly results or resulted from actions taken by the Company or any Subsidiary (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section 8.3 shall certify to the foregoing and describe such mitigation steps, if any.

(d) For purposes of this Section 8.3: “Additional Payments” means additional amounts required to be paid to a holder of any Note by the Company or the Parent Guarantor pursuant to Section 13 by reason of a Change in Tax Law; and a “Change in Tax Law” means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation of the United States of America, the United Kingdom or Bermuda after the date of the Closing, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the date of the Closing, which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the date of the Closing, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements. No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of the Company (which shall be evidenced by an Officer’s Certificate of the Company and supported by a written opinion of counsel (or other tax advisor(s)) having recognized expertise in the field of taxation in the Taxing Jurisdiction, both of which shall be delivered to all holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.

8.4.	Allocation of Partial Prepayments.

In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes (regardless of series) at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.5.	Maturity; Surrender, Etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6.	Purchase of Notes.

Neither the Company nor the Parent Guarantor will and nor will they permit any Affiliate which it directly or indirectly controls to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or the Parent Guarantor or an Affiliate which either directly or indirectly controls pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions (except to the extent necessary to reflect differences in the interest rates and maturities of the Notes of different series), which offer shall remain outstanding for a reasonable period of time (not to be less than 15 days); provided, that any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer. If the holders of more than 50% of the principal amount of the Notes then outstanding accept any such offer made pursuant to the foregoing subpart (b), the Company or the Parent Guarantor shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. A failure by a holder of Notes to respond to an offer to purchase made pursuant to subpart (b) of this Section 8.6 shall be deemed to constitute a rejection of such offer by such holder. The Company will promptly cancel all Notes acquired by it or the Parent Guarantor or any Affiliate which either directly or indirectly controls pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.7.	Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note of any series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may not in any event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Applicable Percentage” means 0.50% (50 basis points).

“Called Principal” means, with respect to any Note of any series, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note of any series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note of any series, the sum of the (x) Applicable Percentage plus (y) the yield to maturity implied by the ask-side yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and

(b) interpolating linearly between the ask-side yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note of any series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Sections 8.2 or 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

8.8.	Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the maturity date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

8.9.	Prepayment in Connection with a Noteholder Sanctions Event.

(a) Upon the Company’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Event has occurred (which notice shall refer specifically to this Section 8.9(a) and describe in reasonable detail such Noteholder Sanctions Event), the Company shall promptly, and in any event within 15 Business Days, make an offer (the “Sanctions Prepayment Offer”) to prepay the entire unpaid principal amount of Notes held by such Affected Noteholder (the “Affected Notes”), together with interest thereon to the prepayment date selected by the Company with respect to each Affected Note but without payment of any Make-Whole Amount with respect thereto, which prepayment shall be on a Business Day not less than 30 days and not more than 60 days after the date of the Sanctions Prepayment Offer (the “Sanctions Prepayment Date”). Such Sanctions Prepayment Offer shall provide that such Affected Noteholder notify the Company in writing by a stated date (the “Sanctions Prepayment Response Date”), which date is not later than 10 Business Days prior to the stated Sanctions Prepayment Date, of its acceptance or rejection of such prepayment offer. If such Affected Noteholder does not notify the Company as provided above, then such holder shall be deemed to have accepted such offer.

(b) Subject to the provisions of subparagraphs (c) and (d) of this Section 8.9, the Company shall prepay on the Sanctions Prepayment Date the entire unpaid principal amount of the Affected Notes held by such Affected Noteholder who has accepted (or been deemed to have accepted) such prepayment offer (in accordance with subparagraph (a)), together with interest thereon to the Sanctions Prepayment Date with respect to each such Affected Note, but without payment of any Make-Whole Amount with respect thereto.

(c) If a Noteholder Sanctions Event has occurred but the Company and/or its Controlled Entities have taken such action(s) in relation to their activities so as to remedy such Noteholder Sanctions Event (with the effect that a

Noteholder Sanctions Event no longer exists, as reasonably determined by such Affected Noteholder) prior to the Sanctions Prepayment Date, then the Company shall no longer be obliged to prepay such Affected Notes in relation to such Noteholder Sanctions Event. If the Company and/or its Controlled Entities shall undertake any actions to remedy any such Noteholder Sanctions Event, the Company shall keep the holders reasonably and timely informed of such actions and the results thereof.

(d) If any Affected Noteholder that has given written notice to the Company of its acceptance of (or has been deemed to have accepted) the Company’s prepayment offer in accordance with subparagraph (a) also gives notice to the Company prior to the relevant Sanctions Prepayment Date that it has determined (in its sole discretion) that it requires clearance from any Governmental Authority in order to receive a prepayment pursuant to this Section 8.9, the principal amount of each Note held by such Affected Noteholder, together with interest accrued thereon to the date of prepayment, shall become due and payable on the later to occur of (i) such Sanctions Prepayment Date and (ii) the date that is 10 Business Days after such Affected Noteholder gives notice to the Company that it is entitled to receive a prepayment pursuant to this Section 8.9 (which may include payment to an escrow account designated by such Affected Noteholder to be held in escrow for the benefit of such Affected Noteholder until such Affected Noteholder obtains such clearance from such Governmental Authority, provided, however, that interest shall not continue to accrue following such payment to such escrow account), and in any event, any such delay in accordance with the foregoing clause (ii) shall not be deemed to give rise to any Default or Event of Default.

(e) Promptly, and in any event within 10 Business Days, after the Company’s receipt of notice from any Affected Noteholder that a Noteholder Sanctions Event shall have occurred with respect to such Affected Noteholder, the Company shall forward a copy of such notice to each other holder of Notes.

(f) The foregoing provisions of this Section 8.9 shall be in addition to any rights or remedies available to any holder of Notes that may arise under this Agreement as a result of the occurrence of a Noteholder Sanctions Event; provided, that, if the Notes shall have been declared due and payable pursuant to Section 12.1 as a result of the events, conditions or actions of the Company or its Controlled Entities that gave rise to a Noteholder Sanctions Event, the remedies set forth in Section 12 shall control.

8.10.	Change of Control Prepayment Offer.

(a) Promptly upon becoming aware that a Change of Control has occurred, and in any event not later than 15 days after becoming aware of the Change of Control, the Company shall give written notice (the “Company Notice”) of such fact to all holders of the Notes. The Company Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) refer to this Section 8.10 and the rights of the holders hereunder and (iii) contain an offer by the Company to prepay the entire unpaid principal amount of Notes held by each holder at 100% of the principal amount of such Notes at par (and without any make-whole, premium, penalty, Make-Whole Amount whatsoever or howsoever described), together with interest accrued thereon to the prepayment date selected by the Company, which prepayment shall be on a date specified in the Company Notice, which date shall be a Business Day not more than 60 days after such Company Notice is given should any agreement to the contrary not be reached among the Company and each of the holders of the Notes.

(b) On the prepayment date specified in the Company Notice, the entire unpaid principal amount of the Notes held by each holder of Notes which has accepted such prepayment offer, together with interest accrued thereon to the prepayment date (but without any make-whole, premium, penalty, Make-Whole Amount whatsoever or howsoever described), shall become due and payable.

(c) For purposes of this Section 8.10:

(i) a “Change of Control” occurs if any Person or group of Persons acting in concert gains control of the Parent Guarantor; and

(ii) for the purpose of sub-part (i) above only, “control” means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to: (A) cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of the Parent Guarantor; or (B) appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent Guarantor; or (C) the holding of more than one-half of the issued share capital of the Parent Guarantor (directly or indirectly) (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital). Also, for the purpose of sub-part (i) above, “acting in concert” means, a group of Persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Parent Guarantor to obtain or consolidate control of the Parent Guarantor.

9.	AFFIRMATIVE COVENANTS.

The Parent Guarantor and, to the extent provided herein, the Company covenants that so long as any of the Notes are outstanding:

9.1.	Compliance with Law.

Without limiting Section 10.9, the Parent Guarantor will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, (including, without limitation, ERISA, the

USA Patriot Act and Environmental Laws), and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.	Insurance.

The Parent Guarantor will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.	Maintenance of Properties.

Subject to Sections 10.2 and 10.3, the Parent Guarantor will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Parent Guarantor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.	Payment of Taxes and Claims.

The Parent Guarantor will, and will cause each of its Subsidiaries to, file all income or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent Guarantor or any Subsidiary, provided that neither the Parent Guarantor nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Parent Guarantor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent Guarantor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent Guarantor or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.5.	Corporate Existence, Etc.

Subject to Section 10.2, each of the Company and the Parent Guarantor will at all times preserve and keep in full force and effect its corporate (or similar) existence. Subject to Sections 10.2 and 10.3, the Parent Guarantor will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Parent Guarantor or a Subsidiary) and all rights and franchises of the Parent Guarantor and its Subsidiaries unless, in the good faith judgment of the Parent Guarantor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.	Books and Records.

The Parent Guarantor will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Parent Guarantor or such Subsidiary, as the case may be.

9.7.	Priority of Obligations.

The Parent Guarantor and the Company will ensure that its payment obligations under this Agreement and, with respect to the Company only, the Notes will at all times rank at least pari passu in right of payment, without preference or priority, with all other of its unsecured and unsubordinated Financial Indebtedness, except for such Financial Indebtedness as would be preferred by operation of bankruptcy, insolvency, liquidation or similar laws of general application. The Parent Guarantor will ensure that the payment obligations of each Subsidiary Guarantor under its respective Subsidiary Guarantee Deed will at all times rank at least pari passu in right of payment with all other unsecured and unsubordinated Financial Indebtedness of such Subsidiary Guarantor, except for such Financial Indebtedness as would be preferred by operation of bankruptcy, insolvency, liquidation or similar laws of general application.

9.8.	Subsidiary Guarantors.

(a) The Parent Guarantor may, at its election (but subject to Section 9.8(c)), at any time or from time to time, cause any Subsidiary which is not then a Subsidiary Guarantor to become a Subsidiary Guarantor if the following conditions are satisfied:

(i) each holder of a Note shall have received an executed Subsidiary Guarantee Deed from such new Subsidiary Guarantor;

(ii) each holder of a Note shall have received an opinion or opinions of counsel in all applicable jurisdictions to the combined effect that such Subsidiary Guarantee Deed of such new Subsidiary Guarantor has been duly authorized, executed and delivered by such new Subsidiary

Guarantor and constitutes a legal, valid and binding obligation enforceable against such new Subsidiary Guarantor in accordance with its terms, all as subject to any exceptions and assumptions of the type set forth in the opinions referenced in Section 4.4 and as are reasonable under the circumstances;

(iii) each holder of a Note shall have received a certificate of the Secretary or a Director (or other appropriate officer or person) of the new Subsidiary Guarantor as to due authorization, charter documents, board resolutions and the incumbency of officers;

(iv) each holder of a Note shall have received evidence of the appointment of the Company (or any successor to the duties thereof) as such new Subsidiary Guarantor’s agent to receive, for it and on its behalf service of process in England with respect thereto; and

(v) each holder of a Note shall have received a certificate of a Responsible Officer of the Company certifying that at such time and immediately after giving effect to such Subsidiary Guarantee Deed no Default or Event of Default shall have occurred and be continuing.

(b) Subject to Section 9.8(c), at the election of the Parent Guarantor and by written notice to each holder of a Note, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guarantee Deed and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders or any other Person, provided, in each case, that (i) after giving effect to such release no Default or Event of Default shall have occurred and be continuing, (ii) no amount is then due and payable under such Subsidiary Guarantee Deed, and (iii) each holder of a Note shall have received a certificate of a Responsible Officer to the foregoing effect and setting forth the information (including reasonably detailed computations) reasonably required to establish compliance with the foregoing requirements, and provided further in each case that the highest consideration paid or provided (if any) to any creditor under any Principal Bank Facility for the release of such Subsidiary Guarantor from its obligations under such Principal Bank Facility is paid pro rata to each holder of a Note at substantially the same time and on equivalent terms.

(c) The Parent Guarantor agrees that so long as any Subsidiary is a borrower or guarantor under or with respect to the Principal Bank Facility such Subsidiary shall at all such times be a Subsidiary Guarantor.

10.	NEGATIVE COVENANTS.

The Parent Guarantor and, to the extent provided herein, the Company covenant that so long as any of the Notes are outstanding:

10.1.	Transactions with Affiliates.

The Parent Guarantor will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Parent Guarantor or another Subsidiary), except pursuant to the reasonable requirements of the Parent Guarantor’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Parent Guarantor or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate. For the avoidance of doubt, any and all purchases and sales of shares with an employee benefit trust are not prohibited by the terms of this Section 10.1.

10.2.	Merger, Consolidation, Etc.

The Parent Guarantor will not, and will not permit the Company or any Subsidiary Guarantor to, consolidate with or merge or amalgamate with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, other than as permitted under Section 10.3, provided however, that:

(a) the Company or the Parent Guarantor may consolidate or merge with, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person if (i) either (A) the Company or the Parent Guarantor shall be the surviving or continuing Person, or (B) the surviving, continuing or resulting Person that purchases, leases or otherwise acquires all or substantially all of the assets of the Company or the Parent Guarantor, as the case may be, (1) is a solvent corporation or limited liability company incorporated under the laws of any Permitted Jurisdiction and (2) expressly assumes the obligations of the Company or the Parent Guarantor, as the case may be, hereunder and, in the case of the Company, under the Notes, in a writing which is in form and substance reasonably satisfactory to the Required Holders, and (ii) at the time of such transaction and after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

(b) any Subsidiary Guarantor may consolidate or merge with, or sell, lease or otherwise dispose of all or substantially all of its assets to, any other Person if (i) either (A) the Company, the Parent Guarantor or the Subsidiary Guarantor shall be the surviving or continuing Person, or (B) the surviving, continuing or resulting Person that purchases, leases or otherwise acquires all or substantially all of the assets of the Subsidiary Guarantor (1) is a solvent corporation or limited liability company and (2) expressly assumes the obligations of the Subsidiary Guarantor under the Subsidiary Guarantee Deed to which it is a party, in a writing which is in form and substance reasonably satisfactory to the Required Holders, and (ii) at the time of such transaction and after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

(c) the Company, the Parent Guarantor and any Subsidiary Guarantor may sell, lease or otherwise dispose of their respective assets in accordance with the provisions of Section 10.3, and provided, further, that in the event of a merger, consolidation or sale described in subparagraph (i)(B) of Section 10.2(a) or subparagraph (i)(B) of Section 10.2(b):

(1) the holders of Notes shall have received an opinion of independent counsel to the surviving Person as to (i) the due organization, valid existence and, if legally applicable, good standing of the surviving Person, (ii) the due authorization, execution and delivery of any required assumption agreement by the surviving Person and (iii) the valid, binding and enforceable nature of the obligations of the surviving Person under such assumption agreement subject to reasonable and customary exceptions, assumptions and/or qualifications under the circumstances; and

(2) the holders of Notes shall have received each then existing Subsidiary Guarantor’s (or the surviving Person’s in a merger or consolidation involving a Subsidiary Guarantor, if appropriate) unconditional and irrevocable confirmation and reaffirmation as to its obligations under its respective Subsidiary Guarantee Deed, pursuant to a writing in form and substance reasonably satisfactory to the Required Holders.

No such conveyance, transfer or lease of substantially all of the assets of the Company, the Parent Guarantor or any Subsidiary Guarantor shall have the effect of releasing the Company, the Parent Guarantor or such Subsidiary Guarantor or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement, the Notes or any Subsidiary Guarantee Deed, as applicable.

10.3.	Sale of Assets.

The Parent Guarantor will not and will not permit any Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of (each, or any combination thereof, being a “Disposition”) any of its assets unless, after giving effect to such proposed Disposition, the aggregate net book value of all assets of the Group that were the subject of Dispositions made during the 365-day period ending on the date of such proposed Disposition does not exceed 10% of Consolidated Total Assets (to be determined as of the last date of the semiannual fiscal period then most recently ended), provided that the following Dispositions (or portions thereof) shall not be taken into account for purposes of this Section 10.3:

(a) Dispositions made in the ordinary course of business;

(b) Dispositions of assets from one member of the Group to another member of the Group (including any Person which immediately following such Disposition becomes a member of the Group);

(c) Dispositions of assets or businesses on arm’s length terms in return for other assets of comparable or greater value or businesses of a similar nature with comparable or greater value or earnings generation potential;

(d) Dispositions of any surplus, obsolete, redundant or worn-out assets not required for the efficient operations of the business of the Group;

(e) Dispositions made pursuant to, and in full compliance with, Section 10.2;

(f) Dispositions of assets acquired in an acquisition subsequent to Closing if (i) such assets are outside the principal business areas to which the assets acquired, taken as a whole, relate, and (ii) such assets are sold or disposed of for cash or any other consideration which represents the fair market value thereof;

(g) Dispositions of cash for purposes not otherwise prohibited by this Agreement and on arm’s length terms; and

(h) Dispositions for fair value to the extent that the net proceeds of such Dispositions (or an amount equal thereto) are and/or were used within 365 days before and/or after the date thereof for either or both of (but for the avoidance of doubt recognizing that not all such proceeds must be so used):

(i) investment in or the purchase, acquisition, development, redevelopment or construction of assets or businesses which are to be used or useful in the business of the Parent Guarantor or any Subsidiary (or the payment of Financial Indebtedness incurred in relation to the same, so long as such Financial Indebtedness was incurred within 365 days before and/or after the date of the Disposition in question); or

(ii) the repayment of outstanding unsubordinated Financial Indebtedness of the Parent Guarantor or any Subsidiary (other than Financial Indebtedness owing to the Parent Guarantor, any Subsidiary or any Affiliate which the Parent Guarantor directly or indirectly controls); provided that any such repayment or prepayment of Financial Indebtedness shall at or about the same time include an offer, which offer shall be on the same terms and conditions as to each holder of a Note and shall remain outstanding for at least 30 days (and the requirements of this clause (h)(ii) shall be deemed satisfied if such offer is made and, to the extent accepted, consummated), from the Company or the Parent Guarantor to the holders of all outstanding Notes, to prepay a pro rata portion of such Notes, such pro rata portion of the Notes to be calculated by multiplying (A) the aggregate amount of such proceeds to be so used in such repayment or prepayment of unsubordinated Financial Indebtedness (including the Notes) by (B) a fraction, the numerator of which is the aggregate principal amount of the Notes outstanding and the denominator of which is the aggregate principal amount of all unsubordinated Financial Indebtedness of the Group outstanding (including the Notes, but excluding Financial Indebtedness owing to the Parent Guarantor, any Subsidiary or any Affiliate which the Parent Guarantor directly or indirectly controls, and in each case calculated immediately prior to such repayment or prepayment); provided further, however, that any prepayment of the Notes pursuant to any such offer shall in all cases be at par without any make-whole, premium, penalty, Make-Whole Amount whatsoever or howsoever described.

10.4.	Liens.

The Parent Guarantor will not and will not permit any Subsidiary to create, assume, incur or permit to exist any Lien upon or with respect to any property, whether now owned or hereafter acquired, unless the Notes shall be substantially concurrently secured equally and ratably with the obligation or obligations secured by such Lien pursuant to documentation in form and substance reasonably satisfactory to the Required Holders, provided that nothing in this Section 10.4 shall prohibit:

(a) Liens arising by operation of law and in the ordinary course of trading and Liens for taxes, assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the proviso to Section 9.4;

(b) Liens created by or resulting from any litigation or legal proceeding which is effectively stayed while the underlying claims are being contested in good faith by appropriate proceedings and with respect to which the Parent Guarantor has established adequate reserves on its books in accordance with GAAP;

(c) Liens incidental to the normal conduct of the business of the Parent Guarantor or any Subsidiary (including, but not limited to, Liens in connection with worker’s compensation, social security, unemployment insurance and other like laws, warehousemen’s and attorneys’ liens and statutory landlords’ liens, Liens encumbering goods and documents of title with respect to such goods, any rights of setoff and other Liens arising by operation of law) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory or planning obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business, in each such case, not in connection with the borrowing of money;

(d) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements either (i) for the purpose of netting debt and credit balances; or (ii) as part of that bank’s standard terms and conditions;

(e) Liens existing on the date of the Closing and described in Schedule 5.15, except to the extent the principal amount secured by that Lien exceeds the amount stated in such Schedule 5.15;

(f) Liens securing Financial Indebtedness of any member of the Group owing to another member of the Group which is not a Finance Subsidiary;

(g) any Lien on an asset (including any asset of any Person at the time such Person becomes a member of the Group) acquired by a member of the Group after the date of this Agreement and in existence at the time of such acquisition but only to the extent that the principal amount secured by that Lien has not been incurred or increased in contemplation of, or since, such acquisition;

(h) any Lien incurred after the Closing given to secure Financial Indebtedness incurred after the Closing in connection with the acquisition (including an acquisition pursuant to a finance lease arrangement), modification, improvement, development or redevelopment of any property, asset (or documents of title thereto) or part thereof (the “New Property”) which is useful and intended to be used in carrying on the business of the Company or one or more of its Subsidiaries, including, without limitation, Liens existing on such New Property at the time of acquisition thereof, whether or not such existing Liens were given to secure the payment of the purchase price of the New Property to which they attach provided that (i) the Lien shall attach solely to the New Property acquired, modified, improved, developed or redeveloped, (ii) the portion of such Financial Indebtedness permitted to be secured pursuant to the provisions of this clause (h) shall not exceed the lesser of the total purchase price and the fair market value of such New Property at the time of acquisition, modification, improvement, development or redevelopment of such New Property (as determined in good faith by a Senior Financial Officer), and (iii) such Lien is created or assumed with respect of such New Property at the time of, or within 365 days of such acquisition, modification, improvement, development or redevelopment;

(i) leases, subleases, minor encumbrances, covenants, easements or reservations, or for rights-of-way, utilities and other similar purposes or zoning and other restrictions as to the use of real properties, minor survey exceptions and the like, provided that the aggregate of such Liens do not materially detract from the value of such property;

(j) any title transfer, conditional sale or retention of title arrangement entered into by the Parent Guarantor or any Subsidiary in the normal course of its trading activities on the counterparty’s standard or usual terms and any Lien created or subsisting in the ordinary course of business (in connection with the provision of documentary letters of credit) and not in connection with the borrowing of money over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price of such goods;

(k) extensions, renewals, refinancings or replacements of any Lien permitted by clauses (e), (g) and (h) above, provided that such extension, renewal, refinancing or replacement is in respect of the same property and the principal amount of such Financial Indebtedness outstanding immediately before giving effect to such extension, renewal, refinancing or replacement is not increased; and

(l) Liens not otherwise permitted by clauses (a) through (k) above securing Financial Indebtedness of one or more members of the Group, provided that after giving effect thereto the sum (without duplication) of (i) the aggregate outstanding principal amount of Financial Indebtedness secured by all such Liens permitted by this clause (l) plus (ii) the aggregate outstanding principal amount of Financial Indebtedness permitted by Section 10.5(f) does not exceed 10% of Consolidated Total Assets determined as of the last date of the semiannual fiscal period then most recently ended, provided further that, notwithstanding the foregoing, the Parent Guarantor will not, and will not permit any Subsidiary to, grant any Liens securing Financial Indebtedness outstanding under or pursuant to the Principal Bank Facility pursuant to this Section 10.4(l) unless and until all obligations of the Company and the Parent Guarantor under this Agreement and, in the case of the Company, the Notes shall concurrently be secured equally and ratably with such Financial Indebtedness pursuant to documentation in form and substance reasonably satisfactory to the Required Holders.

10.5.	Limitation on Subsidiary Financial Indebtedness.

The Parent Guarantor will not permit any Subsidiary (other than the Company and any Subsidiary Guarantor) to create, assume, incur or guarantee or otherwise be or become liable in respect of any Financial Indebtedness other than:

(a) Financial Indebtedness owed to another member of the Group;

(b) Acquired Subsidiary Financial Indebtedness;

(c) Finance Subsidiary Financial Indebtedness;

(d) Financial Indebtedness of any Subsidiary set forth in Schedule 5.15, and the extension, renewal, or replacement of such Financial Indebtedness, but only to the extent that the outstanding principal amount of such Financial Indebtedness shall not be increased;

(e) Financial Indebtedness of a Subsidiary which is secured by any Lien permitted pursuant to the provisions of Section 10.4(g); and

(f) Financial Indebtedness not otherwise permitted by the foregoing clauses (a) through (e) above, provided that after giving effect thereto the sum (without duplication) of (i) the aggregate principal amount of all unpaid Financial Indebtedness permitted pursuant to this clause (f) plus (ii) the aggregate unpaid principal amount of all Financial Indebtedness secured by Liens permitted by Section 10.4(l) does not exceed 10% of Consolidated Total Assets determined as of the last date of the semiannual fiscal period then most recently ended (and for purposes of this clause (f) any Subsidiary Guarantor which is discharged from its Subsidiary Guarantee Deed pursuant to Section 9.8(b) shall be deemed to have incurred all of its remaining Financial Indebtedness on the date such Subsidiary Guarantee Deed is discharged).

10.6.	Interest Coverage Ratio.

The Parent Guarantor will not permit the ratio of Consolidated EBITDA to Consolidated Net Finance Charges as at the end of each Relevant Period to be less than 4.00 to 1.00.

10.7.	Consolidated Leverage Ratio.

The Parent Guarantor will not permit the ratio of Consolidated Net Debt to Consolidated EBITDA as measured at the end of each Relevant Period to be greater than 3.00 to 1.00; provided, however, that the Parent Guarantor shall have the right, in accordance with the following sentence, to raise this ratio to 3.50 to 1.00 (the “Elevated Ratio”) for not more than two (2) consecutive semi-annual periods ending on the last day of a Relevant Period following a Significant Acquisition (each an “Elevated Period”) so long as the Notes are outstanding; provided further, however, that the Parent Guarantor may not apply the Elevated Ratio to more than a total of three (3) non-consecutive Elevated Periods. Upon application of the Elevated Ratio, as contemplated by the preceding proviso, the Parent Guarantor must deliver to each of the holders of the Notes a written notice from a Senior Financial Officer (a) stating that the Parent Guarantor is applying the Elevated Ratio (and specifying the applicable Elevated Period and the ending date thereof) and (b) confirming that during such Elevated Period each Note then outstanding, if the ratio of Consolidated Net Debt to Consolidated EBITDA for any semi-annual fiscal period as at the end of any Relevant Period occurring during an Elevated Period is greater than 3.00 to 1.00, but not more than 3.50 to 1.00 shall, for such semi-annual fiscal period during that Elevated Period, accrue interest at a rate which is 25 basis points (0.25%) higher than the coupon rate of such Note (the “Elevated Interest Rate”). Additional interest resulting from the application of the Elevated Interest Rate with respect to any Note shall (x) accrue for any applicable semi-annual period(s) in question (including retroactively, as applicable) and (y) become due and payable to the holder of such Note on the earlier of (i) the next interest payment date with respect to such Note or (ii) the date such Note shall have become due and payable as a result of its maturity or acceleration. For the avoidance of doubt, in the event that the Parent Guarantor elects to apply the Elevated Ratio, then as at the end of the Relevant Period immediately succeeding the end of the Elevated Period during which such Elevated Ratio was applied, the Parent Guarantor will not permit the ratio of Consolidated Net Debt to Consolidated EBITDA to be greater than 3.00 to 1.00 as aforesaid.

10.8.	Line of Business.

The Parent Guarantor will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Parent Guarantor and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Parent Guarantor and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Disclosure Documents (including any other businesses and activities reasonably related thereto).

10.9.	Economic Sanctions, Etc.

The Parent Guarantor will not and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction would be in violation of, or could result in the imposition of sanctions under, any U.S. Economic Sanctions Laws applicable to the Parent Guarantor or such Controlled Entity, except, in the case of this clause (b), to the extent that such violation or sanctions, if imposed, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

11.	EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; provided that such failure shall not be an Event of Default if it occurs solely from any technical or administrative difficulties relating solely to the transfer of such amount and such failure is remedied within five (5) Business Days after the due date for payment; or

(b) the Company defaults in the payment of any interest on any Note or any amount payable pursuant to Section 13 for more than five (5) Business Days after the same becomes due and payable; or

(c) the Company or the Parent Guarantor defaults in the performance of or compliance with any term contained in Sections 7.1(d),10.6 or 10.7; or

(d) the Company or the Parent Guarantor, as applicable defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company or the Parent Guarantor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any representation or warranty made in writing by or on behalf of the Company or the Parent Guarantor, a Subsidiary Guarantor or by any officer thereof in this Agreement, a Subsidiary Guarantee Deed or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company, the Parent Guarantor or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Financial Indebtedness that is outstanding in an aggregate principal amount of at least U.S.$25,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company, the Parent Guarantor or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Financial Indebtedness in an aggregate outstanding principal amount of at least U.S.$25,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists (and in all cases other than as a result of (A) any condition which is in the nature of a Change of Control (in which event the terms and provisions of Section 8.10 shall govern) or (B) the acquisition by a member of the Group of a Subsidiary, which acquisition resulted in a default under any Financial Indebtedness of such Subsidiary due to the fact that the Subsidiary was acquired by such member of the Group, but only so long as such default is cured or otherwise no longer outstanding on the 30th day following the acquisition of such Subsidiary), and as a consequence of such default or condition such Financial Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Financial Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than (A) the passage of time or the right of the holder of Financial Indebtedness to convert such Financial Indebtedness into equity interests, (B) as a result of any condition which is in the nature of a Change of Control (in which event the terms and provisions of Section 8.10 shall govern) or (C) as a result of the acquisition by a member of the Group of a Subsidiary, which acquisition resulted in a default under any Financial Indebtedness of such Subsidiary due to the fact that the Subsidiary was acquired by such member of the Group, but only so long as such default is cured or otherwise no longer outstanding on the 30th day following the acquisition of such Subsidiary), (x) the Company, the Parent Guarantor or any Subsidiary has become obligated to purchase or repay Financial Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least U.S.$25,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require the Company, the Parent Guarantor or any Subsidiary so to purchase or repay such Financial Indebtedness; or

(g) the Company, the Parent Guarantor or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction (in each case other than in connection with a solvent liquidation of a Material Subsidiary), (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property (other than in connection with a solvent liquidation of a Material Subsidiary), (v) is adjudicated as insolvent or to be liquidated (other than in connection with a solvent liquidation of a Material Subsidiary), or (vi) takes corporate action for the purpose of any of the foregoing (other than in connection with a solvent liquidation of a Material Subsidiary); or

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, the Parent Guarantor or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, the Parent Guarantor or any of its Material Subsidiaries, or any such petition shall be filed against the Company, the Parent Guarantor or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) any event occurs with respect to the Company, the Parent Guarantor or any Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or (h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or (h); or

(j) (i) any default shall occur under any Subsidiary Guarantee Deed or any Subsidiary Guarantee Deed shall cease to be in full force and effect for any reason whatsoever (except as otherwise permitted hereunder and under such Subsidiary Guarantee Deed), including, without limitation, a determination by any Governmental Authority that such Subsidiary Guarantee Deed is invalid, void or unenforceable or (ii) any Subsidiary Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under its Subsidiary Guarantee Deed; or

(k) a final judgment or judgments for the payment of money aggregating in excess of U.S.$25,000,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company, the Parent Guarantor and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Guarantor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the sum of (x) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, plus (y) the amount (if any) by which the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, shall exceed an amount that could reasonably be expected to have a Material Adverse Effect, (iv) the Parent Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Parent Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) the Parent Guarantor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (vii) the Parent Guarantor or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up or (viii) the Parent Guarantor or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (viii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(l), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.	REMEDIES ON DEFAULT, ETC.

12.1.	Acceleration.

(a) If an Event of Default with respect to the Company, the Parent Guarantor or any Subsidiary Guarantor described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon in respect of any series of the Notes at the Default Rate for such series, if applicable) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.	Other Remedies.

If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or in any Subsidiary Guarantee Deed, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.	Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate for the applicable series, (b) neither the Company nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.	No Waivers or Election of Remedies, Expenses, Etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guarantee Deed or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 16, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

13.	TAX INDEMNIFICATION.

13.1.	Gross-up.

All payments whatsoever under this Agreement and the Notes will be made by the Company or the Parent Guarantor in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied on such payments made to any holder of a Note by or on behalf of any jurisdiction (other than the jurisdiction in which such holder is resident for tax purposes) (a) in which the Company or the Parent Guarantor is incorporated, organized, managed or controlled or otherwise resides for tax purposes or (b) where a branch or office through which the Company or the Parent Guarantor is acting for purposes of this Agreement is located or from or through which the Company or the Parent Guarantor is making any payment (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is required by law or by the interpretation or administration of law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Company or the Parent Guarantor under this Agreement or the Notes, the Company or the Parent Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Agreement or the Notes after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Agreement or the Notes before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made:

(a) for or on account of any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Company or the Parent Guarantor, as applicable, after the date hereof, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;

(b) for or on account of any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the Company, the Parent Guarantor or its legal counsel) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any extensions, refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction) and/or in the delay or failure by such holder to take such other reasonably requested actions by the Company, the Parent Guarantor or their legal counsel in order to mitigate the amount of any such Tax, provided that the filing of such Forms and/or the taking of such other actions would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, provided further, that the submission of the HMRC Documents (as defined below) shall not constitute the imposition of any such unreasonable burden or constitute the disclosure of any confidential or proprietary income tax return information for the purpose hereof, and provided further, that such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms (including extensions, refilings or renewals of filings), or taking of such actions, as may be specified in a written request of the Company or its legal counsel no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof) provided, however, that in the case of a written request from the Company or its legal counsel that an application be made for an extension or renewal of a direction from Her Majesty’s Revenue & Customs (“HMRC”) made pursuant to an HMRC Form US-Company 2002, HMRC Form Japan 3-DT or similar Form, such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith submission of such application to HMRC not less than six (6) months prior to the date on which such direction is to expire (subject to the Company’s compliance with the requirement below to provide at least 9 months but no more than 12 months prior written notice) provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) upon providing the Company with such holder’s valid HMRC DT Treaty Passport Scheme reference number and Taxing Jurisdiction in Schedule B of this Agreement;

(c) for or on account of any estate, inheritance, gift, sale, excise, transfer, personal property or similar tax assessment or other governmental charge;

(d) to any holder of a Note that is registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Company shall have given timely notice of such law or interpretation to such holder;

(e) for any Tax imposed under FATCA;

(f) with regard to any holder of a Note to which Section 13.3 applies, for or on account of any Tax that would not have been imposed but for the breach of the holder of any of the Terms and Conditions;

(g) in the case where the holder of a Note resident in Japan is no longer able to give the representation in Section 6.3(a), for or on account of any tax that is imposed or withheld in respect of a payment to the holder of a Note at the rates applicable under the UK/Japan Treaty (or any rates applicable under any subsequent UK/Japan double tax treaty); or

(h) any combination of clauses (a), (b), (c), (d), (e), (f) and (g) above.

and provided further that:

(x) in no event shall the Company be obligated to pay such additional amounts to any holder of a Note not resident in the United States of America or Japan in excess of the amounts that the Company would be obligated to pay if such holder had been a resident of the United States of America or Japan for the purposes of, and fully eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or Japan and the relevant Taxing Jurisdiction, and all necessary formalities had been completed and all conditions in the treaty had been satisfied for full exemption from Tax imposed on any payment made under this Agreement by the relevant Taxing Jurisdiction at the time of payment of any amounts under this Agreement;

(y) except in the case where Section 13.3 applies, and notwithstanding any other provisions of this Section 13, in no event shall the Company be obligated to pay any such additional amounts whatsoever to any holder of a Note resident in the United States of America or Japan who has failed to (i) (A) file a validly completed and executed HMRC Form US/Company 2002 or HMRC Form Japan 3-DT and/or other relevant claim form(s) and documentation (collectively, the “HMRC Documents” and “HMRC Document” shall be construed accordingly) with the United States Internal Revenue Service and (B) provide full copies thereof (together with evidence of receipt by the United States Internal Revenue Service) to the Designated Tax Officer, all not less than 120 days prior to the relevant interest payment date or (ii) (A) file or refile any HMRC Document and any other accompanying document required to be filed with such HMRC Document with HMRC in order to extend or renew any direction given pursuant to a previously filed HMRC Document and (B) provide full copies thereof to the Designated Tax Officer, all not less than 120 days prior to the relevant interest payment date; and

(z) in no event shall the Company be obligated to pay such additional amounts whatsoever to any holder of a Note resident in the United States of America or Japan and who is not entitled pursuant to the double taxation treaty currently in effect between the United States of America or Japan and the relevant Taxing Jurisdiction to a full exemption from Tax imposed on any payment made under this Agreement by the relevant Taxing Jurisdiction and would not be so entitled even if all necessary procedural formalities were completed and all conditions in the relevant treaty were satisfied for such exemption from such Tax at the time any payment was made or due to be made under this Agreement.

13.2.	Treaty Clearance.

On or before the date hereof, the Company or its legal counsel will furnish each Purchaser which provides a United States Tax Identification Number or Japanese Tax Identification Number in Schedule B or its legal counsel with copies of the HMRC Documents (other than any documents that may be created by the Purchaser and are required to be filed with any HMRC Document) required to be filed pursuant to Section 13.1(b) above, and in connection with the transfer of any Note the Company or its legal counsel will, within 30 days of the registration of such transfer, furnish the transferee of such Note with copies of any such HMRC Documents or other Forms (other than any documents that may be created by the transferee and are required to be filed with any HMRC Document or other Form) then required (such furnishing of such HMRC Documents or other Forms shall be deemed to be the written request of the Company or its legal counsel required by Section 13.1(b) so that no further request must be made, and which written request shall be deemed to have been given on the date that such HMRC Documents or other Forms are furnished to the Purchaser or the transferee of any Note (as the case may be) but no earlier than the date hereof).

The Company or its legal counsel shall provide to each holder of a Note written notice of the date of expiry of any direction given pursuant to an HMRC Document at least nine (9) months but no more than twelve (12) months prior to such expiry and, at the time of such notice, any HMRC Documents then required in respect of any extension, refiling or renewal. The giving of such notice and the provision of any such HMRC Documents shall be deemed to be the written request of the Company or its legal counsel to make an application for an extension or renewal of a direction from HMRC made pursuant to an HMRC Document for the purposes of any paragraph of this Section 13 so that no further request need be made, and such written request shall be deemed to have been given on the date that such notice is received by the holder of a Note.

Subject to the limitations of Section 13.1(b) and (y) above, by acceptance of any Note, the holder of such Note agrees, that it will from time to time with reasonable promptness (i) duly complete and deliver to or as reasonably directed by the Company all such forms, certificates, documents and returns provided to such holder or its legal counsel by the Company or its legal counsel (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the jurisdiction of the holder of such Note and such Taxing Jurisdiction and (ii) provide the Company with such information with respect to such holder as the Company may reasonably request in order to complete any such Forms, provided that nothing in this Section 13 shall require any holder to provide information with respect to any such Form or otherwise if in the good faith opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Company or mailed to the appropriate taxing authority (which in the case of a HMRC Form US/Company 2002 or any similar form shall be deemed to occur when such form is submitted to the IRS in accordance with instructions contained in such form), whichever is applicable, within 60 days following a written request of the Company (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date; provided that (i) where such Form has been mailed to the appropriate taxing authority, each such holder shall have provided a copy of such submitted Form to the Company, and a copy of the acknowledgment of receipt of the Form from the appropriate taxing authority if available or possible to request such acknowledgment of receipt from the appropriate taxing authority and (ii) each such holder shall have responded to any query relating to such Form from the appropriate taxing authority within the longer of (1) the applicable time limits (if any such limits exist) and (2) 30 days of receipt of such query by the holder.

13.3.	Passport Scheme.

Any Purchaser or other holder of a Note who holds a passport under the HMRC DT Treaty Passport Scheme, and which wishes the scheme to apply to this Agreement, shall irrevocably include an indication to that effect by including its scheme reference number and its jurisdiction of tax residence in Schedule B (or, in the case of any transferee of a Note, in the information provided to the Company pursuant to Section 14.2(a)).

Where a holder of a Note has included its HMRC DT Treaty Passport Scheme reference number and its jurisdiction of tax residence in Schedule B or in the information provided to the Company pursuant to Section 14.2(a), the Company shall file a duly completed form DTTP2 in respect of such holder with HMRC no later than 30 days prior to the first interest payment date under the Notes (or, in the case of any transferee of a Note, within 30 days of completion of the transfer thereof) and shall provide such holder with a copy of that filing.

It shall thereafter be the sole responsibility of the holder of any Note to comply with the Terms and Conditions (other than the Terms and Conditions for which the Company is responsible), including, without limitation, renewing its passport from time to time and notifying HMRC of any material change to its form or circumstances.

13.4.	Tax Credits, Etc.

If any payment is made by the Company to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by the Company pursuant to this Section 13, then, if such holder in its discretion (acting reasonably) determines that it has received, utilized (in the case of a credit or allowance) or been granted a refund of, or credit or allowance with respect to, such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, credit or allowance, reimburse to the Company the amount of such refund, credit or allowance as such holder shall, in its discretion (acting reasonably), determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in Section 13.1(b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

The Company will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by the Company of any Tax in respect of any amounts paid under this Agreement or the Notes, the original tax receipt (or a certificate of Tax deducted) issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt (or a certificate of Tax deducted) is not available or must legally be kept in the possession of the Company, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

If the Company is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Company would be required to pay any additional amount under this Section 13, but for any reason (other than the delay or default of the relevant holder of a Note in the making of any filing of a Form (assuming the holder has not satisfied the requirements of Section 13.3) described above or otherwise) does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Company will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Company) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

If the Company makes payment to or for the account of any holder of a Note after deduction for or on account of any Taxes, and such holder is entitled to a refund of or credit or allowance with respect to the Tax to which such payment is attributable upon the making of a filing (other than a Form described above except where any such Form may also be used to request any such refund, credit or allowance for such Tax), then such holder shall, as soon as practicable after receiving written request from the Company (which shall specify in reasonable detail and supply the refund, credit and/or allowance forms to be filed) use reasonable efforts to complete and deliver such refund, credit and/or allowance forms to or as directed by the Company, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Company under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.

13.5.	FATCA Information.

By acceptance of any Note, the holder of such Note agrees that such holder will from time to time with reasonable promptness duly complete and deliver to or as reasonably directed by the Company or the Parent Guarantor or its agent from time to time (i) in the case of any such holder that is a U.S. Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company or the Parent Guarantor necessary to establish such holder’s status as a U.S. Person under FATCA and as may otherwise be necessary for the Company or the Parent Guarantor to comply with its obligations under FATCA and (ii) in the case of any such holder that is not a U.S. Person, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company or the Parent Guarantor to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 13.5 shall require any holder of Notes to provide information that is confidential or proprietary to such holder unless such information is prescribed by applicable law for the Company or the Parent Guarantor to comply with its obligations under FATCA and, in such event, the Company and the Parent Guarantor shall treat such information as confidential.

14.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

14.1.	Registration of Notes.

The Company shall keep at its registered office or principal place of business a register for the registration of the Notes and registration of transfers of the Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

14.2.	Transfer and Exchange of Notes; No Transfer to Competitors.

(a) Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name of the beneficial owner, nominee name (if any) for registration of notes, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a)(i), Exhibit 1(a)(ii) or Exhibit 1(a)(iii), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than U.S.$500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than U.S.$500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.

(b) Without limiting the foregoing, each Purchaser and each subsequent holder of any Note severally agrees that it will not, directly or indirectly, resell any Notes purchased by it to a Person which is a Competitor (it being understood that such Purchaser shall advise any broker or intermediary acting on its behalf that such resale to a Competitor is limited hereby). The Company shall not be required to recognize any sale or other transfer of a Note to a Competitor and no such transfer shall confer any rights hereunder upon such transferee.

14.3.	Replacement of Notes.

Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least U.S.$100,000,000 (or its equivalent in any other currency) or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15.	PAYMENTS ON NOTES.

15.1.	Place of Payment.

Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in London, England at the principal office of JPMorgan Chase Bank N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

15.2.	Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment, prepayment in full or purchase of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2. The Company will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

16.	EXPENSES, ETC.

16.1.	Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of one special counsel for all of the holders of the Notes and, if reasonably required by the Required Holders, local or other counsel for all of the holders of the Notes) incurred by the Purchasers and each other holder of a Note in connection with such transactions, in connection with any Subsidiary Guarantee Deed and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any Subsidiary Guarantee Deed (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Subsidiary Guarantee Deed or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Subsidiary Guarantee Deed, or by reason of being a holder of any Note, (b) the costs and expenses, including one financial advisor’s fees for all of the holders of the Notes, incurred in connection with the insolvency or bankruptcy of the Company, the Parent Guarantor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes or any Subsidiary Guarantee Deed and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed U.S.$3,000 for each series of Notes. The Company will pay, and will hold each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

16.2.	Certain Taxes.

The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guarantee Deed or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States of America or the United Kingdom or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes or any Subsidiary Guarantee Deed, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 16, and will hold each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

16.3.	Survival.

The obligations of the Company under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

17.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or the Parent Guarantor pursuant to this Agreement shall be deemed representations and warranties of the Company or the Parent Guarantor, as the case maybe, under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and the Parent Guarantor and supersede all prior agreements and understandings relating to the subject matter hereof.

18.	AMENDMENT AND WAIVER.

18.1.	Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company, the Parent Guarantor and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend Section 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 13, 18, 21 or 24.8.

18.2.	Solicitation of Holders of Notes.

(a) Solicitation. The Company or the Parent Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guarantee Deed. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. Neither the Company nor the Parent Guarantor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by any holder of a Note of any waiver or amendment of any of the terms and provisions hereof or of the Notes or any Subsidiary Guarantee Deed unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 18 by a holder of any Note that has transferred or has agreed to transfer such Note to the Company, the Parent Guarantor any Subsidiary or any Affiliate of the Parent Guarantor and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

18.3.	Binding Effect, Etc.

Any amendment or waiver consented to as provided in this Section 18 or any Subsidiary Guarantee Deed applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company, the Parent Guarantor and the Subsidiary Guarantor party to such Subsidiary Guarantee Deed without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company, the Parent Guarantor, any Subsidiary Guarantor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note or any Subsidiary Guarantee Deed shall operate as a waiver of any rights of any holder of such Note.

18.4.	Notes Held by Company, Etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any Subsidiary Guarantee Deed, or have directed the taking of any action provided herein or in the Notes or in any Subsidiary Guarantee Deed to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, the Parent Guarantor or any of its Affiliates or any Competitor shall be deemed not to be outstanding.

19.	NOTICES; ENGLISH LANGUAGE.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized international commercial delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized international commercial delivery service (with charges prepaid). Any such notice must be sent:

(i) if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or its nominee shall have specified to the Company and the Parent Guarantor in writing (together with a hard copy if requested by such Purchaser),

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company or to the Parent Guarantor, to the Company or the Parent Guarantor at its address set forth at the beginning hereof to the attention of General Counsel, or at such other address as the Company or the Parent Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

This Agreement and the Notes have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings wherever they may be brought.

20.	REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. Each of the Company and the Parent Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20 shall not prohibit the Company, the Parent Guarantor or any holder of a Note from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser or holder of Notes by or on behalf of the Company, the Parent Guarantor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or holder or any person acting on such Purchaser’s or holder’s behalf, (c) otherwise becomes known to such Purchaser or holder other than through disclosure by or on behalf of the Company, the Parent Guarantor or any Subsidiary, so long as such Purchaser is not aware that such knowledge became known to it in violation of any confidentiality obligations or other duties binding on the Person disclosing such information or (d) constitutes financial statements delivered to such Purchaser or holder under Section 7.1 that are otherwise publicly available. Each Purchaser and each holder of Notes will use such Confidential Information for the administration of the investment represented by the Notes and not for any other purpose and will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or holder in good faith to protect confidential information of third parties delivered to such Purchaser or holder, provided that such Purchaser or holder may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), each of whom agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other Purchaser or holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21 and so long as such Person is not a Competitor), (v) any federal or state regulatory authority having jurisdiction over such Purchaser or holder, provided that if permitted by law, regulation and such Purchaser’s or holder’s regulators, such Purchaser or holder will give notice to the Company and the Parent of such disclosure within one (1) Business Day after such disclosure, (vi) on reasonable advance notice to the Company and the Parent Guarantor, the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such holder’s investment portfolio, or (vii) on reasonable advance notice to the Company and the Parent Guarantor, any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser or holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such holder’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Company or the Parent Guarantor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 21.

In the event that as a condition to receiving access to information relating to the Parent Guarantor or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Parent Guarantor and/or the Company, this Section 21 shall supersede any such other confidentiality undertaking.

22.	SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

23.	PARENT GUARANTEE.

23.1.	Parent Guarantee.

(a) The Parent Guarantor hereby irrevocably, absolutely and unconditionally (i) guarantees to the holders from time to time of the Notes the full and prompt payment of the principal of all of the Notes and of the interest thereon at the rates therein stipulated (including interest accruing or becoming owing both prior to and subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving the Company or the Parent Guarantor) and any Make-Whole Amounts and any Additional Payments, and all other amounts payable by the Company under this Agreement in each case when and as the same shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration, or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount, if any, or interest at the rates set forth in the Notes and any Additional Payments), (ii) guarantees to the holders from time to time of the Notes the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or observed by the Company under the terms of the Notes and this Agreement, (iii) guarantees to the holders from time to time of the Notes the full and prompt payment, upon demand by any holder of the Notes, of all reasonable costs and expenses, legal or otherwise (including reasonable attorneys’ fees) and such expenses, if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Notes or this Agreement, including, without limitation, in any consultation or action in connection therewith, and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or this Agreement or any of the terms thereof or of any other like circumstance or circumstances, and (iv) indemnifies each holder from time to time of the Notes immediately upon demand from and against any cost, loss or liability suffered by that holder if any payment obligations guaranteed by it becomes unenforceable, invalid or illegal save by reason of the status or action(s) of the holder of the Note itself. The guarantee herein provided for is a guarantee of immediate and timely payment and full and prompt performance and shall not be deemed to be a guarantee only of the collectability and in consequence thereof each holder of the Notes may proceed directly against the Parent Guarantor.

(b) Principal Obligor. The obligations of the Parent Guarantor hereunder shall be deemed to be undertaken as principal obligor and not merely as surety.

(c) Continuing Obligations. The obligations of the Parent Guarantor hereunder shall be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and, in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the Company’s obligations under or in respect of any Note and shall continue in full force and effect until all sums due from the Company in respect of the Notes have been paid and all other obligations of the Company thereunder or in respect thereof have been satisfied in full.

23.2.	Obligations Absolute and Unconditional.

The obligations of the Parent Guarantor under this Section 23 shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest and Make-Whole Amount (if any) on the Notes and all other sums due pursuant to Section 23.1 shall have been fully, finally and indefeasibly paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event or condition, including, without limitation, any of the following, whether or not with notice to or the consent of the Parent Guarantor:

(a) the power or authority or the lack of power or authority of the Company to issue the Notes or to execute and deliver this Agreement, and irrespective of the validity of the Notes or this Agreement or of any defense whatsoever that the Company may or might have to the payment of the Notes (principal, interest and Make-Whole Amount, if any) and any Additional Payments, or to the performance or observance of any of the provisions or conditions of this Agreement, or the existence or continuance of the Company as a legal entity;

(b) any failure to present the Notes for payment or to demand payment thereof, or to give the Company or the Parent Guarantor notice of dishonor for non-payment of the Notes, when and as the same may become due and payable, or notice of any failure on the part of the Company to do any act or thing or to perform or to keep any covenant or agreement by it to be done, kept or performed under the terms of the Notes or this Agreement;

(c) the acceptance of any security or any guaranty, the advance of additional money to the Company, any extension of the obligation of the Notes, either indefinitely or for any period of time, or any other modification in the obligation of the Notes, of this Agreement or of the Company or the Parent Guarantor thereon, or in connection therewith, or any sale, release, substitution or exchange of any security;

(d) any act or failure to act with regard to the Notes or this Agreement;

(e) any action taken under this Agreement in the exercise of any right or power thereby conferred or any failure or omission on the part of any holder of any Note to first enforce any right or security given under this Agreement or any failure or omission on the part of any holder of any of the Notes to first enforce any right against the Company;

(f) the waiver, compromise, settlement (other than payment in full in cash by the Company), release or termination of any or all of the obligations, covenants or agreements of the Company or the Parent Guarantor contained in this Agreement or Notes or the payment, performance or observance thereof;

(g) the failure to give notice to the Company or the Parent Guarantor of the occurrence of any Default or Event of Default under the terms and provisions of this Agreement;

(h) the extension of the time for payment of any principal of, or interest (or Make-Whole Amount, if any) on, any Note owing or payable on such Note or of the time of or for performance of any obligations, covenants or agreements under or arising out of this Agreement or the extension or the renewal of any thereof;

(i) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in this Agreement or the Notes, including, without limitation, any increase in the principal amount, interest rate or prepayment amounts;

(j) any failure, omission, delay or lack on the part of the holders of the Notes to enforce, assert or exercise any right, power or remedy conferred on the holders of the Notes in this Agreement or the Notes or any other act or acts on the part of the holders from time to time of the Notes;

(k) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedures affecting the Company, the Parent Guarantor or any of their assets, or any allegation or contest of the validity of this Agreement or the disaffirmance of this Agreement in any such proceeding (it being understood that the obligations of the Parent Guarantor under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment made with respect to the Notes is rescinded or must otherwise be restored or returned by any holder of the Notes upon the insolvency, bankruptcy or reorganization of the Company or the Parent Guarantor or any other guarantor, all as though such payment had not been made);

(l) the invalidity or unenforceability of the Notes or this Agreement;

(m) the invalidity or unenforceability of the obligations of the Parent Guarantor under this Agreement, the absence of any action to enforce such obligations of the Parent Guarantor, any waiver or consent by the Parent Guarantor with respect to any of the provisions hereof or any other circumstances which might otherwise constitute a discharge or defense by the Parent Guarantor, including, without limitation, any failure or delay in the enforcement of the obligations of the Parent Guarantor with respect to this Agreement or of notice thereof; or any suit or other action brought by any shareholder or creditor of, or by, the Parent Guarantor or any other Person, for any reason, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement or the Notes or any other agreement;

(n) the default or failure of the Parent Guarantor or the Company fully to perform any of its covenants or obligations set forth in this Agreement;

(o) the impossibility or illegality of performance on the part of the Company or any other Person of its obligations under the Notes, this Agreement or any Subsidiary Guarantee Deed;

(p) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any regulatory body or agency, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified;

(q) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Agreement so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

(r) the failure of the Parent Guarantor to receive any benefit or consideration from or as a result of its execution, delivery and performance of this Agreement;

(s) any default, failure or delay, willful or otherwise, in the performance by the Company or any other Person of any obligations of any kind or character whatsoever of the Company or any other Person (including, without limitation, the obligations and undertakings of the Company or any other Person under the Notes or this Agreement); or

(t) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under the Notes, this Agreement or any instrument relating thereto;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this paragraph that the obligations of the Parent Guarantor hereunder shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment to the holders thereof of the principal of, Make-Whole Amount, if any, or any Additional Payments and interest on the Notes, and of all other sums due and owing to the holders of the Notes pursuant to this Agreement and the Notes, and then only to the extent of such payments. Without limiting any of the other terms or provisions hereof, it is understood and agreed that in order to hold the Parent Guarantor liable hereunder, there shall be no obligation on the part of any holder of any Note to resort, in any manner or form, for payment, to the Company or to any other Person or to the properties or estates of any of the foregoing. All rights of the holder of any Note pursuant thereto or to this Agreement may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Note, whether with or without the consent of or notice to the Parent Guarantor or the Company. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under the terms of the Notes or this Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or this Agreement the obligations of the Parent Guarantor under this Section 23 shall remain in full force and effect and shall apply to each and every subsequent default.

23.3.	Subrogation.

To the extent of any payments made by the Parent Guarantor under this Agreement, the Parent Guarantor shall be subrogated to the rights of the holder of the Notes receiving such payments, but the Parent Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the rights of any holders of the Notes for which full payment has not been made or provided for and, to that end, the Parent Guarantor agrees not to claim or enforce any such right of subrogation or any right of set-off or any other right which may arise on account of any payment made by the Parent Guarantor in accordance with the provisions of this Agreement, including, without limitation, any right of reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any holder of the Notes against the Company or any other guarantor, whether or not such claim, remedy or right arises in equity or under contract, statue or common law, including, without limitation, the right to take or receive from the Company or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until 366 days after all of the Notes owned by Persons other than the Parent Guarantor or any of its Affiliates and all other sums due or payable under this Agreement have been fully paid and discharged or payment therefor has been provided. If any amount shall be paid to the Parent Guarantor in violation of the preceding sentence at any time prior to the indefeasible cash payment in full of the Notes and all other amounts payable under this Agreement, such amounts shall be held in trust for the benefit of the holders of the Notes and shall forthwith be paid to the holders of the Notes to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under this Agreement, whether matured or unmatured.

23.4.	Preference.

The Parent Guarantor agrees that to the extent the Company or any other Person makes any payment on the Notes, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, liquidator, administrator, administrative receiver, receiver or any other Person under any bankruptcy code, common law or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Parent Guarantor’s obligations hereunder, as if said payment had not been made, to the extent such earlier paid funds have not been retained by any holder of a Note. The liability of the Parent Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder of the Notes from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

23.5.	Marshalling and Accounts.

(a) None of the holders of the Notes shall be under any obligation (i) to marshal any assets in favor of the Parent Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes and this Agreement or the obligation of the Parent Guarantor hereunder or (ii) to pursue any other remedy that the Parent Guarantor may or may not be able to pursue itself and that may lessen the Parent Guarantor’s burden or any right to which the Parent Guarantor hereby expressly waives.

(b) Until all amounts which may be or become payable by the Company under or in connection with the Notes have been irrevocably paid in full while an Event of Default is continuing, any moneys received from the Parent Guarantor under this Agreement may be held in an interest-bearing bank account.

(c) This guarantee is in addition to and is not in any way prejudiced by any other guarantee (including, without limitation, any Subsidiary Guarantee Deed) now or subsequently held by a holder of a Note.

24.	MISCELLANEOUS.

24.1.	Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

24.2.	Accounting Terms.

(a) Except as otherwise specifically provided herein, (i) all accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP as applicable to the Parent Guarantor from time to time, (ii) all computations made pursuant to this Agreement shall be made in accordance with GAAP as applicable to the Parent Guarantor from time to time, and (iii) all financial statements deliverable hereunder shall be prepared in accordance with GAAP as applicable to the Parent Guarantor from time to time.

(b) In the event that any change in GAAP shall (i) cause a Default or Event of Default related to any provision hereof (each an “Applicable Provision”) or (ii) result in an indication that a Default or Event of Default related to any Applicable Provision shall occur in the future, then the parties hereto shall proceed as follows:

(i) such Default or Event of Default shall be tolled or suspended and the Company, the Parent Guarantor and the holders of all outstanding Notes shall promptly enter into good faith negotiations lasting for a period not to exceed ninety (90) days, pursuant to which the Company, the Parent Guarantor and the Required Holders shall (if possible) agree to an amendment or waiver of terms of this Agreement sufficient to eliminate or preempt any such Default or Event of Default; and

(ii) in the event such good faith negotiations do not result in an amendment or waiver sufficient to eliminate or preempt any such Default or Event of Default, the Company and the Parent Guarantor shall be entitled to re-determine or determine (as applicable) compliance with such Applicable Provision on the basis of GAAP in effect on the date of (and as applied by the Company in connection with) the Group’s most recent consolidated financial statements issued prior to such change in GAAP (“Pre-Default GAAP”).

(c) In the event that any re-determination or determination (as applicable) of any Applicable Provision in accordance with Pre-Default GAAP shall indicate that the Company and the Parent Guarantor is then in compliance with the Applicable Provision on such basis, no Default nor Event of Default in relation thereto shall be deemed to have occurred (or be continuing) or shall occur thereafter (as applicable).

24.3.	Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

24.4.	Construction, Etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

24.5.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

24.6.	Governing Law.

This Agreement, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with English law. This Agreement confers benefits on each holder of a Note or Notes and is intended to be enforceable by each such holder by virtue of the Contracts (Rights of Third Parties) Act 1999. Subject to the preceding sentence, a Person that is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

24.7.	Jurisdiction and Process

(a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and the Notes (including a dispute relating to the existence, validity or termination of this Agreement or any Note or any non-contractual obligation arising out of or in connection with this Agreement or any Note (a “Dispute”).

(b) The Company, the Parent Guarantor and the holders agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly neither the Company nor the Parent Guarantor nor any holder will argue to the contrary.

(c) This Section 24.7 is for the benefit of the holders only. As a result, no holder shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the holders may take concurrent proceedings in any number of jurisdictions.

(d) The Parent Guarantor hereby irrevocably appoints the Company to receive for it, and on its behalf, service of process in England.

24.8.	Obligation to Make Payment in Dollars.

Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any holder of a Note in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, the Parent Guarantor or any Subsidiary Guarantor, shall constitute a discharge of the obligation of the Company, the Parent Guarantor and any Subsidiary Guarantor under this Agreement or the Notes or any Subsidiary Guarantee Deed only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, each of the Company and the Parent

Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

24.9.	IFRS 39.

In determining compliance with the requirements of the financial covenants contained in Section 10, any election by the Parent Guarantor or the Company to measure any portion of Financial Indebtedness at fair value (as permitted by International Accounting Standard 39 or any similar accounting standard) at balance sheet date, other than to reflect a hedge or swap (or other similar derivative instrument) of such Financial Indebtedness (including, without limitation, both interest rate and foreign currency hedges and/or swaps), shall be disregarded and such determination shall be made as if such election had not been made.

*    *    *    *    *

This Agreement has been executed as a deed by the Parent Guarantor and delivered on the date specified on page 1 hereof.

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company and the Parent Guarantor, whereupon this Agreement shall become a binding agreement between you, the Company and the Parent Guarantor.

Very truly yours,

MARKIT GROUP HOLDINGS LIMITED

By	/s/ Jeff Gooch
Jeff Gooch, Chief Financial Officer

Executed as a deed and delivered by MARKIT LTD.

By	/s/ Lance Uggla
Lance Uggla, Chief Executive Officer

By	/s/ Jeff Gooch
Jeff Gooch, Chief Financial Officer

This Agreement is hereby accepted

and agreed to as of the date thereof.

AMERICAN GENERAL LIFE INSURANCE COMPANY
THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
AMERICAN HOME ASSURANCE COMPANY
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA
UNITED GUARANTY RESIDENTIAL INSURANCE COMPANY

By:	AIG Asset Management (U.S.) LLC,
as Investment Adviser

By:	/s/ Illegible
Name:
Title:

This Agreement is hereby accepted and agreed to as of the date thereof.

METROPOLITAN LIFE INSURANCE COMPANY

By	/s/ Illegible
Name:
Title:

METLIFE INSURANCE K.K.
by MetLife Investment Advisors, LLC, Its Investment Manager

SYMETRA LIFE INSURANCE COMPANY
by MetLife Investment Advisors, LLC, Its Investment Manager

By	/s/ Illegible
Name:
Title:

This Agreement is hereby accepted and agreed to as of the date thereof.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management LLC
as Investment Adviser

By:	/s/ Illegible
Name:
Title:

This Agreement is hereby accepted and agreed to as of the date thereof.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
ALLIANZ GLOBAL RISKS US INSURANCE COMPANY

By	/s/ Illegible
Name:
Title:

This Agreement is hereby accepted and agreed to as of the date thereof.

NATIONWIDE MUTUAL INSURANCE COMPANY
NATIONWIDE INDEMNITY COMPANY

By	/s/ Illegible
Name:
Title:

This Agreement is hereby accepted and agreed to as of the date thereof.
GENWORTH MORTGAGE INSURANCE CORPORATION

	By	/s/ Illegible
Name:
Title:

GENWORTH LIFE INSURANCE COMPANY
GENWORTH LIFE AND ANNUITY INSURANCE COMPANY
GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

By	/s/ Illegible
Name:
Title:

This Agreement is hereby accepted and agreed to as of the date thereof.

PACIFIC LIFE INSURANCE COMPANY

By	/s/ Illegible
Name:
Title:

By	/s/ Illegible
Name:
Title:

SCHEDULE A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptable Bank” means:

(a) any lender under the Principal Bank Facility or an affiliate of such lender;

(b) a bank or financial institution which has a rating for its short term unsecured and non-credit enhanced debt obligations of “A-1” or higher by Standard & Poor’s Rating Services or “F-1” or higher by Fitch Ratings Ltd or “P-1” or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

(c) any other bank or financial institution approved by the Required Holders.

“Acquired Subsidiary Financial Indebtedness” means all Financial Indebtedness of any Person which becomes a Subsidiary after the date of Closing or is consolidated with or merged into a Subsidiary after the date of Closing and which (a) is outstanding on the date such Person becomes a Subsidiary (or such Person is at such time contractually bound, in writing to incur such Financial Indebtedness) and (b) has not been (and is not being) incurred, extended or renewed in contemplation of such Person becoming a Subsidiary.

“acting in concert” is defined in Section 8.10.

“Additional Payments” is defined in Section 8.3(d).

“Affected Noteholder” is defined within the definition of “Noteholder Sanctions Event.”

“Affected Notes” is defined in Section 8.9.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Parent Guarantor or any Subsidiary or any entity of which the Parent Guarantor and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.

“Agreement” means this Note Purchase and Guarantee Agreement, including all Schedules and Exhibits attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction in or through which any member of the Group operates regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Applicable Provision” is defined in Section 24.2(b).

“Blocked Person” means (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (ii) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (iii) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (i) or (ii).

“Borrowings” means Financial Indebtedness other than as set out in paragraph (g) of that definition and excluding, to the extent included in Financial Indebtedness:

(a) any deferred consideration outstanding as a direct consequence of a dividend or other such distribution;

(b) balance sheet liabilities in respect of share based payment arising under IFRS 2 and/or FRS 20; and

(c) that proportion of the Financial Indebtedness of any Joint Venture and any of its Subsidiaries, which is equivalent to the proportion of the total shareholding in that Joint Venture constituted by Minority Interests.

“Business Day” means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or London, England are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or London, England are required or authorized to be closed.

“Cash” means, at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a) that cash is repayable on demand or, in relation to a cash deposit, within seven (7) Business Days of demand;

(b) repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(c) there is no Lien over that cash except for any Lien permitted under Section 10.4(d); and

(d) the cash is capable of being applied or made available to be applied in repayment or prepayment of Financial Indebtedness within seven (7) Business Days.

“Cash Equivalent Investments” means at any time:

(a) certificates of deposit maturing within six months after the relevant date of calculation and issued by an Acceptable Bank;

(b) any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom or Germany or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c) commercial paper not convertible or exchangeable to any other security:

(i) for which a recognised trading market exists;

(ii) issued by an issuer incorporated in the United States of America, the United Kingdom or Germany;

(iii) which matures within one year after the relevant date of calculation; and

(iv) which has a credit rating of either “A-1” or higher by Standard & Poor’s Rating Services or “F-1” or higher by Fitch Ratings Ltd or “P-1” or higher by Moody’s Investor Services Limited or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d) sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e) any investment in money market funds (where such funds (i) have a credit rating of either “A-1” or higher by Standard & Poor’s Rating Services or “F-1” or higher by Fitch Ratings Ltd or “P-1” or higher by Moody’s Investor Services Limited and (ii) invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above) which can be turned into cash on not more than 30 days’ notice; or

(f) any other debt security approved by the Required Holders,

in each case to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Lien.

“Change of Control” is defined in Section 8.10.

“CISADA” means the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, United States Public Law 111195, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Company Notice” is defined in Section 8.10.

“Competitor” means any Person (other than any Purchaser) who is substantially engaged in the businesses of the Company or any Subsidiary as more fully described in the Disclosure Documents and/or other activities reasonably related thereto provided that:

(a) the provision of investment advisory services by a Person to a Plan or Non-U.S. Plan which is owned or controlled by a Person which would otherwise be a Competitor shall not of itself cause the Person providing such services to be deemed to be a Competitor if such Person has established procedures which will prevent confidential information supplied to such Person by any member of the Group from being transmitted or otherwise made available to such Plan or Non-U.S. Plan or Person owning or controlling such Plan or Non-U.S. Plan; and

(b) in no event shall an Institutional Investor which maintains any passive investment in any Person which is a Competitor be deemed a Competitor it being agreed that the normal administration of the investment and enforcement thereof shall be deemed not to cause such Institutional Investor to be a “Competitor”.

“Confidential Information” is defined in Section 21.

“Consolidated EBIT” means, in respect of any Relevant Period, the consolidated operating profit of the Finance Group before taxation:

(a) before deducting any Consolidated Finance Charges;

(b) before taking into account any accrued interest owing to any member of the Finance Group;

(c) before taking into account any Exceptional Items;

(d) after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Finance Group which is attributable to Minority Interests;

(e) plus or minus the Finance Group’s share of the profits or losses (after finance cost and tax) of Non-Group Entities and after deducting the amount of any profit of any Non-Group Entity to the extent that the amount of the profit included in the financial statements of the Group exceeds the amount actually received in cash by members of the Group through distributions by the Non-Group Entity;

(f) before taking into account any gain or loss arising from an upward or downward revaluation of any other asset;

(g) before taking into account any unrealised gain or loss arising on the currency translation of balances;

(h) after taking into account any realised gain or loss arising on the currency translation of balances; and

(i) before taking into account any adjustments in respect of share based remuneration in accordance with IFRS 2 and/or FRS 20 where the adjustment is in respect of a non cash based charge including such charges arising under the aforementioned accounting standards as a result of a liquidity round, in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Finance Group before taxation.

“Consolidated EBITDA” means, in respect of any Relevant Period, Consolidated EBIT for that Relevant Period after adding back any amount attributable to the amortisation of intangible assets, including the amortisation of goodwill and the depreciation of tangible assets of members of the Finance Group, but excluding the proportion of such amortisation and depreciation as is attributable to Minority Interests. If a member of the Group acquires, or disposes of, any company, for each Relevant Period which ends less than 12 months after that company became, or ceased to be, a member of the Group, for the purpose of calculating Consolidated EBITDA in respect of Section 10.7, the results of that company will be deemed included with (in the case of an acquisition) or excluded from (in the case of a disposal) those of the rest of the Group for the full duration of the Relevant Period as if that company had become, or ceased to be, a member of the Group at the start of such Relevant Period.

“Consolidated Finance Charges” means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings whether paid, payable or capitalised by any member of the Finance Group (calculated on a consolidated basis) in respect of that Relevant Period:

(a) including the interest (but not the capital) element of payments in respect of Finance Leases;

(b) including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Finance Group under any interest rate hedging arrangement, and so that no amount shall be added (or deducted) more than once.

“Consolidated Net Debt” means, at any time, the aggregate amount of all obligations of members of the Finance Group for or in respect of Borrowings at that time but:

(a) excluding any such obligations to any other member of the Finance Group;

(b) including, in the case of Finance Leases only, their capitalised value; and

(c) deducting the aggregate amount of Cash and Cash Equivalent Investments held by any member of the Finance Group at that time,

and so that no amount shall be included or excluded more than once.

“Consolidated Net Finance Charges” means, for any Relevant Period, the Consolidated Finance Charges for that Relevant Period after deducting any interest payable in that Relevant Period to any member of the Finance Group on any Cash or Cash Equivalent Investment.

“Consolidated Total Assets” means the sum of the assets of the Group as shown in the most recent consolidated financial statements published by the Parent Guarantor.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.

“Controlled Entity” means (i) any of the Subsidiaries of the Parent Guarantor and any of their or the Parent Guarantor’s respective Controlled Affiliates and (ii) if the Parent Guarantor has a parent company, such parent company and its Controlled Affiliates.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest first stated in clause (a) of the first paragraph of the Notes and (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in London, England as its “base” or “prime” rate.

“Designated Tax Officer” means the group finance director or the tax director of the Parent Guarantor or the Company.

“Disclosure Documents” is defined in Section 5.3.

“Disposition” is defined in Section 10.3.

“Dollars”, “U.S.$” or “$” means lawful money of the United States of America.

“Elevated Period” is defined in Section 10.7.

“Elevated Ratio” is defined in Section 10.7.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exceptional Items” means any exceptional, one off, non-recurring or extraordinary items.

“FATCA” means (a) sections 1471 to 1474 of the Code (or any amended or successor version thereof) or any associated regulations or other official guidance; (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) of this definition; or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) of this definition with the United States Internal Revenue Service, the United States government or any governmental or taxation authority in any other jurisdiction.

“Finance Group” means the Group and including any Joint Venture which is treated as a subsidiary undertaking under IFRS.

“Finance Lease” means any lease or hire purchase contract which would, in accordance with IFRS, be treated as a finance or capital lease.

“Finance Subsidiary” means a Subsidiary which (a) has been formed for the purpose of, and whose primary activities are, the issuance of debt obligations to Persons other than Affiliates and the lending of net proceeds of such debt obligations to the Parent Guarantor, the Company and/or any Subsidiary Guarantor and/or any other Subsidiary and activities related thereto, and (b) has no significant assets other than promissory notes evidencing such loans.

“Finance Subsidiary Financial Indebtedness” means any Financial Indebtedness of a Finance Subsidiary, to the extent that the net proceeds thereof are lent on to the Parent Guarantor, the Company and/or any Subsidiary Guarantor.

“Financial Half Year Date” means each 31 December and 30 June.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a) moneys borrowed;

(b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d) the amount of any liability in respect of any Finance Lease;

(e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f) any amount raised under any other transaction (including any forward sale or purchase agreement) (but, for the avoidance of doubt, excluding any liabilities of any member of the Group relating to any post-retirement benefit scheme or health care scheme) having the commercial effect of a borrowing;

(g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (but other than trade instruments);

(i) any amount raised by the issue of redeemable shares which are capable of being redeemed (other than at the option of the issuer) prior to November 4, 2025;

(j) any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into such agreement is to raise finance (and excluding, for the avoidance of doubt, any earn out provisions which are not intended to raise finance); and

(k) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.

“Forms” is defined in Section 13.

“GAAP” means (a) with respect to the Parent Guarantor, either (i) generally accepted accounting principles as in effect in United States of America from time to time as determined by the Parent Guarantor or (ii) IFRS and (b) with respect to any other Person, generally accepted accounting principles applicable to such Person in its jurisdiction of incorporation or organization from time to time as determined by such Person (including IFRS if so in effect at the time of determination).

“Governmental Authority” means

(a) the government of

(i) the United States of America or Bermuda or the United Kingdom or any State or other political subdivision of either thereof, or

(ii) any other jurisdiction in the Parent Guarantor, which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent Guarantor, the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office or official of any public international organization.

“Group” means, at any time, the Parent Guarantor and its Subsidiaries at such time.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“HMRC” is defined in Section 13.

“HMRC Document(s)” is defined in Section 13.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1; provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 18.2 and 19 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means generally accepted international financial reporting standards as from time to time set forth in the statements of International Accounting Standards issued by the International Accounting Standards Board.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Joint Venture” means any joint venture entity whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Finance Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor and its Subsidiaries taken as a whole, or (b) the ability of the Parent Guarantor or the Company to perform its obligations under this Agreement and, with respect to the Company only, the Notes (having regard to any funds which can be made readily available to it by any other member of the Group), or (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guarantee Deed to which it is then a party (having regard to any funds which can be made readily available to it by any other member of the Group) or (d) the validity or enforceability of this Agreement or the Notes or any Subsidiary Guarantee Deed.

“Material Subsidiary” means, at any time, a Subsidiary of the Guarantor (excluding for all purposes in this calculation any Joint Venture and any of its Subsidiaries from time to time (unless any such Joint Venture becomes a Wholly-Owned Subsidiary of the Parent Guarantor which has earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA) or has turnover (excluding intra group items) representing 10% or more of the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA of the Group) or turnover of the Group calculated on a consolidated basis determined semi-annually by reference to the most recent Officer’s Certificate supplied by the Parent Guarantor pursuant to Section 7.2.

“Memorandum” is defined in Section 5.3.

“Minority Interests” means the proportion not held by a member of the Group of any participation, dividend, shareholding or similar interest, direct or indirect, in any member of the Finance Group from time to time.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“New Property” is defined in Section 10.4(h).

“Non-Group Entity” means any investment or entity (which is not itself a member of the Group (including associates and Joint Ventures)) in which any member of the Group has an ownership interest.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Noteholder Sanctions Event” means, with respect to any holder of a Note (an “Affected Noteholder”), such holder or any of its affiliates being in violation of or subject to sanctions (a) under any U.S. Economic Sanctions Laws as a result of the Company or any Controlled Entity becoming a Blocked Person or, directly or indirectly, having any investment in or engaging in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Blocked Person or (b) under any similar laws, regulations or orders adopted by any State within the United States as a result of the name of the Company or any Controlled Entity appearing on a State Sanctions List.

“Notes” is defined in Section 1(a).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Original Subsidiary Guarantors” means each of, and collectively, those Subsidiaries designated as Subsidiary Guarantors on Schedule 5.4.

“Parent Guarantor” is defined in the first paragraph of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Jurisdiction” means (a) the United States of America, any State thereof or the District of Columbia, (b) Bermuda, (c) the United Kingdom, (d) Canada or any Province thereof, (e) any member of the European Union as of December 31, 2003 (except Greece, Italy, Portugal and Spain), (f) Jersey, (g) Switzerland, (h) Australia and (h) New Zealand.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Pre-Default GAAP” is defined in Section 24.2(b)(ii).

“Principal Bank Facility” means that certain U.S.$1,050,000,000 Facility Agreement dated 16 July 2012 as amended and restated on 21 March 2014 and further amended on 13 June 2014 and further amended on 29 May 2015 between the Company, the Subsidiaries of the Company listed therein as “Original Borrowers”, the Subsidiaries of the Company listed therein as “Original Guarantors”, Barclays Bank PLC, HSBC Bank PLC, Royal Bank of Canada and The Royal Bank of Scotland plc, as arrangers and book runners, the financial institutions listed therein as “Original Lenders” and HSBC Bank, as Agent, as the same may be amended, supplemented or modified from time to time and any successor, replacement or supplemental syndicated credit facility or bilateral credit facility of the Company entered into to refinance, replace or supplement the foregoing so long as the principal amount of indebtedness which is permitted to be incurred thereunder is equal to or in excess of U.S.$250,000,000 (or its equivalent in any other currency), provided that if no credit facility permits indebtedness equal to or in excess of US$250,000,000 (or its equivalent in any other currency), then the largest credit facility of the Company shall be deemed to be the Principal Bank Facility.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement; provided that, after Closing, any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Qualifying Holder” means any Holder of a Note that beneficially owns the interest payable thereon and does not fall within Article 11(4) of the UK/Japan Treaty.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that is an “accredited investor” within the meaning of Regulation D of the Securities Act and (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Relevant Period” means each period of twelve months ending on or about the last day of the financial year and each period of twelve months ending on or about each Financial Half Year Date.

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by Parent Guarantor or the Company or any of their Affiliates or any Competitor).

“Responsible Officer” means any Senior Financial Officer, the Secretary, Assistant Secretary and any other officer of Parent Guarantor or the Company with responsibility for the administration of the relevant portion of this Agreement.

“Sanctions Prepayment Date” is defined in Section 8.9(a).

“Sanctions Prepayment Notice” is defined in Section 8.9(a).

“Sanctions Prepayment Offer” is defined in Section 8.9(a).

“Sanctions Prepayment Response Date” is defined in Section 8.9(a).

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the Chief Executive Officer, Chief Financial Officer and Group Finance Director of the Company or the Parent Guarantor.

“series” means one or both of the Series A Notes or the Series B Notes , as the context requires.

“Series A Notes” is defined in Section 1(a).

“Series B Notes” is defined in Section 1(a).

“Significant Acquisition” means the acquisition of assets by the Parent Guarantor, the Company and/or its Subsidiaries (whether by a single transaction or a number of related transactions whether at the same time or over a period of time) the book value of which assets equals or exceeds (a) U.S.$250,000,000 (or the equivalent thereof in another relevant currency) in the case of a single transaction or a number of related transactions, or (b) U.S.$350,000,000 (or the equivalent thereof in another relevant currency) in the case of a number of transactions (related or unrelated) during any Relevant Period or on a rolling 12-month period.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent Guarantor.

“Subsidiary Guarantor” is defined in Section 1(c).

“Subsidiary Guarantee Deed” means a Subsidiary Guarantee Deed of any Subsidiary Guarantor, substantially in the form of Exhibit 1(c).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Tax” means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding imposed by any Governmental Authority.

“Taxing Jurisdiction” is defined in Section 13.

“Tax Prepayment Notice” is defined in Section 8.3.

“Terms and Conditions” means the HMRC DT Treaty Passport Scheme Terms and Conditions of July 2011 (or such other conditions which replace them from time to time).

“UK/Japan Treaty” means the UK/Japan Double Tax Treaty effective from January 1, 2007.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“U.S. Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Parent Guarantor and the Parent Guarantor’s other Wholly-Owned Subsidiaries at such time.

EXHIBIT 1(a)(i)

Form of Series A Note

MARKIT GROUP HOLDINGS LIMITED

3.73% SERIES A SENIOR NOTE DUE NOVEMBER 4, 2022

No. RA-[ ]	[Date]
U.S.$[ ]	PPN:

FOR VALUE RECEIVED, the undersigned, MARKIT GROUP HOLDINGS LIMITED (herein called the “Company”), a company incorporated in England and registered under number 06240773, hereby promises to pay to [            ], or registered assigns, the principal sum of [                    ] U.S. DOLLARS (or so much thereof as shall not have been prepaid) on November 4, 2022, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.73% per annum from the date hereof, payable semiannually, on the 4th day of May and November in each year, commencing with the 4th May or 4th November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the Default Rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or any successor thereto or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of November 4, 2015 (as from time to time amended, the “Note Purchase Agreement”), by and among the Company, Markit Ltd., a company incorporated in Bermuda and registered under number 48610 (the “Parent Guarantor”) and the respective Purchasers named therein, and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

The payment of this Note has been guaranteed by the Parent Guarantor and may from time to time be guaranteed by certain Subsidiary Guarantors.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note, and any non-contractual obligation arising out of or in connection with it, shall be governed by and construed in accordance with English law.

MARKIT GROUP HOLDINGS LIMITED

Name:
Title:

EXHIBIT 1(a)(ii)

Form of Series B Note

MARKIT GROUP HOLDINGS LIMITED

4.05% SERIES B SENIOR NOTE DUE NOVEMBER 4, 2025

No. RB-[ ]	[Date]
U.S.$[ ]	PPN:

FOR VALUE RECEIVED, the undersigned, MARKIT GROUP HOLDINGS LIMITED (herein called the “Company”), a company incorporated in England and registered under number 06240773, hereby promises to pay to [            ], or registered assigns, the principal sum of [                    ] U.S. DOLLARS (or so much thereof as shall not have been prepaid) on November 4, 2025, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.05% per annum from the date hereof, payable semiannually, on the 4th day of May and November in each year, commencing with the 4th May or 4th November next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the Default Rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, N.A. or any successor thereto or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of November 4, 2015 (as from time to time amended, the “Note Purchase Agreement”), by and among the Company, Markit Ltd., a company incorporated in Bermuda and registered under number 48610 (the “Parent Guarantor”) and the respective Purchasers named therein, and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

The payment of this Note has been guaranteed by the Parent Guarantor and may from time to time be guaranteed by certain Subsidiary Guarantors.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note, and any non-contractual obligation arising out of or in connection with it, shall be governed by and construed in accordance with English law.

MARKIT GROUP HOLDINGS LIMITED

Name:
Title:

EXHIBIT 1(c)

Form of Subsidiary Guarantee Deed

[TO BE REVIEWED AND UPDATED BY LOCAL COUNSEL

IN ORDER TO ACCOUNT FOR ANY LIMITATIONS OR

LEGAL REQUIREMENTS FOR EACH JURISDICTION]

SUBSIDIARY GUARANTEE DEED

Dated as of [            ], 20[    ]

By

[NAME OF SUBSIDIARY GUARANTOR]

Re:

U.S.$210,000,000

3.73% Series A Senior Notes due November 4, 2022

and

U.S.$290,000,000

4.05% Series B Senior Notes due November 4, 2025

of

MARKIT GROUP HOLDINGS LIMITED

Re:

U.S.$210,000,000

3.73% Series A Senior Notes due November 4, 2022

and

U.S.$290,000,000

4.05% Series B Senior Notes due November 4, 2025

of

MARKIT GROUP HOLDINGS LIMITED

This Subsidiary Guarantee Deed (as may be amended, restated or otherwise modified from time to time, this “Guarantee Deed”) is dated as of [            ] [    ], 20[    ] by [                    ], a [                    ] organized under the laws of [            ] (the “Guarantor”).

RECITALS:

A. The Guarantor is a direct or indirect subsidiary of Markit Ltd., a company incorporated in Bermuda and registered under number 48610 (the “Parent Guarantor”).

B. Markit Group Holdings Limited, a company incorporated in England and registered under number 06240773 (the “Company”) is another subsidiary of the Parent Guarantor.

C. In order to provide funds for general corporate purposes, the Company and the Parent Guarantor entered into a Note Purchase and Guarantee Agreement dated as of November 4, 2015 (as may be amended, restated, or otherwise modified from time to time, the “Agreement”) with the institutions named on Schedule B to such Agreement (the “Purchasers”), providing for, among other things, the issue and sale to the Purchasers of U.S.$210,000,000 aggregate principal amount of 3.73% Series A Senior Notes due November 4, 2022 and U.S.$290,000,000 aggregate principal amount of 4.05% Series B Senior Notes due November 4, 2025 of the Company (collectively, as may be amended, restated or otherwise modified from time to time, including any such notes of either series issued in substitution therefore pursuant to Section 14 of the Agreement, the “Notes”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Agreement.

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D. The Guarantor by reason of its interest in the financing by the Company and the Parent Guarantor of certain outstanding debt and in order to induce the Purchasers to provide the Company and the Parent Guarantor with necessary funds for general corporate purposes has agreed to execute this Guarantee Deed.

NOW, THEREFORE, in consideration of the premises and the receipt whereof is hereby acknowledged, the Guarantor does hereby covenant and agree as follows:

SECTION 1. GUARANTY.

(a) The Guarantor hereby irrevocably, absolutely and unconditionally guarantees to the holders from time to time of the Notes: (i) the full and prompt payment on demand of the principal of all of the Notes and of the interest thereon at the rate therein stipulated (including, without limitation, to the extent legally enforceable, interest on any overdue principal, Make-Whole Amount, if any, and interest at the rates specified in the Notes and interest accruing or becoming owing both prior to and subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving the Company or the Parent Guarantor) and the Make-Whole Amount, if any, and all other amounts owing to the holders from time to time under the Notes and the Agreement when and as the same shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration, or otherwise, (ii) the full and prompt performance and observance by the Company and the Parent Guarantor of each and all of the covenants and agreements required to be performed or observed by such Persons under the terms of the Agreement, and (iii) payment, upon demand by any holder of the Notes, of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees) and such expenses, if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Agreement or this Guarantee Deed or in any consultation or action in connection therewith, and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or the Agreement or any of the terms thereof or of any other like circumstance or circumstances (all of the obligations described in the foregoing clause (i), clause (ii) and clause (iii) being referred to herein as the “Guaranteed Obligations”). The guaranty of the Guaranteed Obligations herein provided for is a guaranty of the immediate and timely payment of the principal, interest and Make-Whole Amount, if any, on the Notes as and when the same are due and payable and shall not be deemed to be a guaranty only of the collectability of such payments and that in consequence thereof each holder of the Notes may sue the Guarantor directly upon such Guaranteed Obligations. The Guarantor agrees as a primary obligation to indemnify each Noteholder from time to time on demand from and against any loss incurred by it as a result of the Agreement, any Notes and/or this Guarantee Deed being or becoming void, voidable or unenforceable for any reason whatsoever, whether or not known to such Noteholder, the amount of such loss being the amount which such Noteholder would otherwise have been entitled to recover from the Guarantor.

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(b) Principal Obligor. The obligations of the Guarantor hereunder shall be deemed to be undertaken as principal obligor and not merely as surety.

(c) Continuing Obligations. The obligations of the Guarantor hereunder shall be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and, in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the Company’s obligations under or in respect of any Note and shall continue in full force and effect until all sums due from the Company in respect of the Notes have been paid and all other obligations of the Company thereunder or in respect thereof have been satisfied, in full.

SECTION 2. OBLIGATION ABSOLUTE AND UNCONDITIONAL; TERMINATION.

(a) This Guarantee Deed shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest, Make-Whole Amount (if any) on the Notes and all other sums due pursuant to the Agreement and the Notes shall have been fully, finally and indefeasibly paid and such Guaranteed Obligations shall not be affected, modified or impaired upon the happening from time to time of any event or condition, including without limitation any of the following, whether or not with notice to or the consent of the Guarantor:

(i) the power or authority or the lack of power or authority of the Company to issue the Notes or of the Company or the Parent Guarantor to execute and deliver the Agreement, and irrespective of the validity of the Notes, or the Agreement or of any defense whatsoever that the Company or the Parent Guarantor may or might have to the payment of the Notes (including, without limitation, principal, interest, Make-Whole Amount, if any) or to the performance or observance of any of the provisions or conditions of the Agreement, or the existence or continuance of the Company or the Parent Guarantor as a legal entity;

(ii) any failure to present the Notes for payment or to demand payment thereof, or to give the Guarantor or the Company or the Parent Guarantor notice of dishonor for non-payment of the Notes, when and as the same may become due and payable, or notice of any failure on the part of the Company or the Parent Guarantor to do any act or thing or to perform or to keep any covenant or agreement by either of them to be done, kept or performed under the terms of the Notes or the Agreement;

(iii) additional money lent to the Company or the Parent Guarantor, any extension of the obligation of the Notes, either indefinitely or for any period of time, or any other modification in the obligation of the Notes or of the Agreement or the Company or the Parent Guarantor thereon, or in connection therewith, or any sale, release, substitution or exchange of any security;

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(iv) any act or failure to act with regard to the Notes or the Agreement or anything which might vary the risk of the Guarantor (including, without limitation, any release or substitution of any one or more of the endorsers or guarantors of the Guaranteed Obligations);

(v) any action taken under the Agreement in the exercise of any right or power thereby conferred or any failure or omission on the part of any holder of any Note to first enforce any right or security given under the Agreement or any failure or omission on the part of any holder of any of the Notes to first enforce any right against the Company or the Parent Guarantor or any other Subsidiary Guarantor;

(vi) the waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Company or the Parent Guarantor contained in the Agreement, or of any other Subsidiary Guarantor contained in any other Subsidiary Guarantee Deed, or of the payment, performance or observance thereof;

(vii) the failure to give notice to the Company, or the Parent Guarantor, the Guarantor or any other Subsidiary Guarantor of the occurrence of any Default or Event of Default under the terms and provisions of the Agreement;

(viii) the extension of the time for payment of any principal of, or interest (or Make-Whole Amount or any other amount, if any), on any Note owing or payable on such Note or of the time of or for performance of any obligations, covenants or agreements under or arising out of the Agreement or the extension or the renewal of any thereof;

(ix) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Agreement, the Notes and each Subsidiary Guarantee Deed, including, without limitation, any increase in the principal amount, interest rate or prepayment amounts;

(x) any failure, omission, delay or lack on the part of the holders of the Notes to enforce, assert or exercise any right, power or remedy conferred on the holders of the Notes in the Agreement, the Notes or any other Subsidiary Guarantee Deed or any other act or acts on the part of the holders from time to time of the Notes;

(xi) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets

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and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedures affecting the Guarantor, or any other Subsidiary Guarantor, or the Company or the Parent Guarantor or any of the assets of any of them, or any allegation or contest of the validity of the Agreement or any other Subsidiary Guarantee Deed or the disaffirmance of the Agreement or any other Subsidiary Guarantee Deed in any such proceeding (it being understood that the obligations of the Guarantor under this Guarantee Deed shall continue to be effective or be reinstated, as the case may be, if at any time any payment made with respect to the Notes is rescinded or must otherwise be restored or returned by any holder of the Notes upon the insolvency, bankruptcy or reorganization of the Company or the Parent Guarantor, the Guarantor or any other Subsidiary Guarantor, all as though such payment had not been made);

(xii) any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guarantee Deed;

(xiii) the invalidity or unenforceability of the Agreement, the Notes and any other Subsidiary Guarantee Deed;

(xiv) the invalidity or unenforceability of the obligations of the Guarantor under this Guarantee Deed, the absence of any action to enforce such obligations of the Guarantor, any waiver or consent by the Guarantor with respect to any of the provisions hereof or any other circumstances which might otherwise constitute a discharge or defense by the Guarantor, including, without limitation, any failure or delay in the enforcement of the obligations of the Guarantor with respect to this Guarantee Deed or of notice thereof; or any suit or other action brought by any shareholder or creditor of, or by, the Guarantor or any other Person, for any reason, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of this Guarantee Deed, the Agreement or the Notes or any other agreement;

(xv) the default or failure of any Subsidiary Guarantor fully to perform any of its covenants or obligations set forth in its respective Subsidiary Guarantee Deed;

(xvi) the impossibility or illegality of performance on the part of the Company, the Parent Guarantor or any other Person of its obligations under any of the Agreement, the Notes and each Subsidiary Guarantee Deed or any other instruments;

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(xvii) in respect of the Company, the Parent Guarantor or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, the Parent Guarantor or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any regulatory body or agency, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Company, the Parent Guarantor or any other Person and whether or not of the kind hereinbefore specified;

(xviii) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Guarantee Deed, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

(xix) the failure of the Guarantor to receive any benefit or consideration from or as a result of its execution, delivery and performance of this Guarantee Deed;

(xx) any sale, exchange, release or surrender of any property at any time pledged or granted as security in respect of the Guaranteed Obligations, whether so pledged or granted by the Guarantor or another guarantor of the obligations of the Company and the Parent Guarantor under the Agreement, the Notes and each Subsidiary Guarantee Deed; or

(xxi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the obligations of the Guarantor under this Guarantee Deed;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this paragraph that the obligations of the Guarantor hereunder shall be absolute and unconditional to the extent herein specified and shall not be discharged, impaired or varied except by the full, final and indefeasible payment to the holders thereof of the principal of, interest on and Make-Whole Amount, if any, and any other amounts due in respect of the Notes, and then only to the extent of such payments. Without limiting any of the other terms or provisions hereof, it is understood and agreed that in order to hold the Guarantor liable hereunder,

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there shall be no obligation on the part of any holder of any Note to resort, in any manner or form, for payment, to the Company, to any other Person or to the properties or estates of any of the foregoing. All rights of the holder of any Note pursuant thereto or to this Guarantee Deed may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Note whether with or without the consent of or notice to the Guarantor, the Company or the Parent Guarantor. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company or the Parent Guarantor shall default under the terms of the Notes or the Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company or the Parent Guarantor under the Notes or the Agreement, this Guarantee Deed shall remain in full force and effect and shall apply to each and every subsequent default.

(b) To the fullest extent permitted by law, the Guarantor does hereby expressly waive:

(i) all of the matters specified in clause (a) of this Section 2 and any notices in respect thereof;

(ii) notice of acceptance of this Guarantee Deed;

(iii) notice of any purchase or acceptance of the Notes under the Agreement, or the creation, existence or acquisition of any of the Guaranteed Obligations, subject to the Guarantor’s right to make inquiry of each holder to ascertain the amount of the Guaranteed Obligations at any reasonable time;

(iv) notice of the amount of the Guaranteed Obligations, subject to the Guarantor’s right to make inquiry of each holder to ascertain the amount of the Guaranteed Obligations at any reasonable time; and

(v) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force that, but for this waiver, might be applicable to any sale of property of the Guarantor made under any judgment, order or decree based on this Guarantee Deed, and the Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of any such law.

(c) Each of the rights and remedies granted under this Guarantee Deed to each holder in respect of the Notes held by such holder may be exercised by such holder without notice to, or the consent of or any other action by, any other holder. Each holder may proceed to protect and enforce this Guarantee Deed by making the payment hereunder on demand, by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any

7

covenant or agreement contained herein or in execution or aid of any power herein granted; or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

(d) If any holder shall have instituted any proceeding to enforce any right or remedy under this Guarantee Deed or under any Note held by such holder and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such holder, then and in every such case each such holder and the Company and the Parent Guarantor shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former position hereunder and thereunder, and thereafter the rights and remedies of such holders shall continue as though no such proceeding had been instituted.

(e) Notwithstanding anything to the contrary above, the Guarantor, by written notice to each holder of a Note, may terminate this Guarantee Deed at any time and all obligations hereunder arising after the date of said termination in accordance with Section 9.8 of the Agreement, provided, that, at the time of and after giving effect to such termination, no Default or Event of Default shall have occurred and be continuing under the Agreement.

(f) Any term or provision of this Guarantee Deed, the Agreement or of the Notes notwithstanding, if any U.S. federal or state fraudulent conveyance laws are determined by a court of competent jurisdiction to be applicable to the obligations of a Guarantor hereunder, such Guarantor’s obligations hereunder shall be limited to the maximum aggregate amount of the obligations that would not render such Guarantor’s obligations subject to avoidance under applicable U.S. federal or state fraudulent conveyance laws.

[SECTION 2A. LUXEMBOURG GUARANTEE LIMITATIONS.

(a) Notwithstanding anything to the contrary contained in this Guarantee Deed, the aggregate maximum amount payable by any Guarantor incorporated in Luxembourg, in respect of the aggregate amount of its guarantee or indemnity obligations under this Guarantee Deed for the obligations of any person which is not its direct or indirect subsidiary shall be limited at any time to an amount (the “Amount”) not exceeding the higher of:

(i)	95 per cent. of such Guarantor’s net assets (capitaux propres) and the subordinated debts (dettes subordonnées) owed by such Guarantor (excluding however any amounts borrowed by such Guarantor as per section (b) below) (the “Guarantor Subordinated Debt”), as determined by article 34 of the Luxembourg law of December 19, 2002 on the Register of Commerce and Companies, on accounting and on annual accounts of the companies (the “2002 Law”) at the date of this Guarantee Deed; and

(ii)	95 per cent. of such Guarantor’s net assets (capitaux propres) and the Guarantor Subordinated Debt as determined by article 34 of the 2002 Law at the date the guarantee is called.

(b) The above limitation shall not apply to any amounts (if any) borrowed by the Company under the Notes where the borrowed amounts have been directly or indirectly lent or otherwise made available by the Company to a Guarantor which is incorporated in Luxembourg or to any direct or indirect subsidiary of such Guarantor.]

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SECTION 3. SUBROGATION PAYMENTS HELD IN TRUST.

(a) To the extent of any payments made under this Guarantee Deed, the Guarantor shall be subrogated to the rights of the holder of the Notes receiving such payments, but the Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the rights of any holders of the Notes for which full payment has not been made or provided for and, to that end, the Guarantor agrees not to claim or enforce any such right of subrogation or any right of setoff or any other right which may arise on account of any payment made by the Guarantor in accordance with the provisions of this Guarantee Deed unless and until all of the Guaranteed Obligations (other than those arising by subrogation as aforesaid) owned by Persons other than the Guarantor and all other sums due or payable under this Guarantee Deed have been fully paid and discharged or payment therefor has been provided.

(b) If any payment shall be made to the Guarantor by the Company, the Parent Guarantor or any other guarantor of the Notes of any amounts owing to the Guarantor by the Company, the Parent Guarantor or such other guarantor during any time when the obligations of the Guarantor hereunder shall have become due and payable, the Guarantor shall hold in trust all such payments for the benefit of the holders of the Notes.

SECTION 4. PREFERENCE.

The Guarantor agrees that to the extent the Company, the Parent Guarantor or any other Person makes any payment on the Guaranteed Obligations, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, or is required to be repaid to a trustee, receiver or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantor’s obligations hereunder, as if said payment had not been made. The liability of the Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder of the Notes from any source that is thereafter paid, returned or refunded in whole

9

or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

SECTION 5. MARSHALING.

None of the holders of the Notes shall be under any obligation (a) to marshal any assets in favor of the Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligation of the Guarantor hereunder or (b) to pursue any other remedy that the Guarantor may or may not be able to pursue itself and that may lighten the Guarantor’s burden, any right to which the Guarantor hereby expressly waives.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

The Guarantor represents and warrants to you as follows:

(a) Organization and Authority. The Guarantor is a                     duly organized, validly existing and, to the extent such concept is recognized, in good standing under the laws of its jurisdiction of incorporation; the Guarantor has the corporate (or other appropriate) power and authority to own its properties and to conduct its business and is duly qualified as a foreign entity and, to the extent such concept is recognized, is in good standing in each other jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or, to the extent such concept is recognized, in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Transaction Is Legal and Authorized. The issuance of this Guarantee Deed and compliance with all of the provisions of this Guarantee Deed

(1) are within the corporate (or other) powers of the Guarantor;

(2) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the articles of association, charter or By-laws or other constitutive documents of the Guarantor or any indenture or other agreement or instrument to which the Guarantor is a party or by which it may be bound or result in the imposition of any Lien on any property of the Guarantor except in any such cases which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(3) have been duly authorized by proper action on the part of the Guarantor and any required action by the stockholders or other equity holders of the Guarantor required by law or by the articles of association, charter or By-laws or other constitutive documents of the Guarantor or otherwise, executed and delivered by the Guarantor and this Guarantee Deed constitutes the legal, valid and binding obligation, contract and agreement of the Guarantor enforceable in accordance with its terms, except as such terms may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and (ii) equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(c) Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body is necessary in connection with the execution and delivery by the Guarantor of this Guarantee Deed or compliance by the Guarantor with any of the provisions of this Guarantee Deed.

(d) Commercial Benefit. The Guarantor will derive a commercial benefit from the execution and delivery of this Guarantee Deed.

(e) Solvency. After giving effect to the execution and delivery of this Guarantee Deed and taking into account (i) the likelihood of being required to perform this Guarantee Deed and (ii) the fact that the Guarantor does not have any intention to defraud any of its creditors, the Guarantor is solvent and able to pay its debts as and when they become due and payable.

Without in any way limiting the generality of the warranties and representations contained in Section 5 of the Agreement, each of such warranties and representations is, insofar as it refers to any Subsidiary, true and correct with respect to the Guarantor.

The Guarantor will comply with each of the provisions of Section 9 and Section 10 of the Agreement, and each other covenant and agreement contained therein, that is applicable to any Subsidiary generally.

[SECTION 7. PAYMENTS FREE AND CLEAR OF TAXES.]

[Provisions to be inserted for non-U.S. guarantors only]

7.1	Gross Up.

All payments whatsoever under this Guarantee Deed will be made by the Guarantor in Dollars free and clear of, and without liability or withholding or deduction

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for or on account of, any present or future Taxes of whatever nature imposed or levied on such payments made to any holder of Notes by or on behalf of any jurisdiction (other than the jurisdiction in which such holder is resident for tax purposes) (a) in which the Guarantor is incorporated, organized, managed or controlled or otherwise resides for tax purposes or (b) where a branch or office through which the Guarantor is acting for purposes of this Guarantee Deed is located or from or through which the Guarantor is making any payment (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Guarantor under this Guarantee Deed, the Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Guarantee Deed after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Guarantee Deed before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made,

(a) for or on account of any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Guarantor, after the date of this Guarantee Deed, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Guarantee Deed are made to, the Taxing Jurisdiction imposing the relevant Tax;

(b) for or on account of any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the Guarantor or its legal counsel) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any extensions, refilings or

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renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction) and/or in the delay or failure by such holder to take such other reasonably requested actions in order to mitigate the amount of any such Tax, provided that the filing of such Forms and/or the taking of such other actions would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, provided further, that the submission of the HMRC Documents (as defined below) shall not constitute the imposition of any such unreasonable burden or constitute the disclosure of any confidential or proprietary income tax return information for the purpose hereof, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms (including extensions, refilings or renewals of filings), or taking of such actions, as may be specified in a written request of the Guarantor no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof) provided, however, that in the case of a written request from the Guarantor or its legal counsel that an application be made for an extension or renewal of a direction from Her Majesty’s Revenue & Customs (“HMRC”) made pursuant to an HMRC Form US-Company 2002 or similar Form, such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith submission of such application to HMRC not less than six (6) months prior to the date on which such direction is to expire (subject to the Guarantor’s compliance with the requirement below to provide at least 9 months but no more than 12 months prior written notice) provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) upon providing the Guarantor with such holder’s valid HMRC DT Treaty Passport Scheme reference number and Taxing Jurisdiction in Schedule B of the Agreement;

(c) for or on account of any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(d) to any holder of a Note that is registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Guarantor shall have given timely notice of such law or interpretation to such holder;

(e) for any Tax imposed under FATCA;

(f) with regard to any holder of a Note to which Section 13.3 of the Agreement applies, for or on account of any Tax that would not have been imposed but for the breach of the holder of any of the Terms and Conditions; or

(g) any combination of clauses (a), (b), (c), (d), (e) and (f) above;

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and provided further that:

(x) in no event shall the Guarantor be obligated to pay such additional amounts to any holder of a Note not resident in the United States of America in excess of the amounts that the Guarantor would be obligated to pay if such holder had been a resident of the United States of America for the purposes of, and fully eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America and the relevant Taxing Jurisdiction, and all necessary formalities had been completed and all conditions in the treaty had been satisfied for full exemption from Tax imposed on any payment made under this Guarantee Deed by the relevant Taxing Authority at the time of payment of any amounts under this Guarantee Deed;

(y) except in the case where Section 7.3 applies and notwithstanding any other provisions of this Section 7, in no event shall the Guarantor be obligated to pay any such additional amounts whatsoever to any holder of a Note resident in the United States of America who has failed to (i) (A) file a validly completed and executed HMRC Form US/Company 2002 and/or other relevant claim form(s) and documentation (collectively, the “HMRC Documents” and “HMRC Document” shall be construed accordingly) with the United States Internal Revenue Service [INSERT LANGUAGE RELEVANT FOR NON-U.S. NOTEHOLDERS] and (B) provide full copies thereof (together with evidence of receipt by the United States Internal Revenue Service [or other relevant tax authority]) to the Designated Tax Officer, all not less than 120 days prior to the relevant interest payment date or (ii) (A) file or refile any HMRC Document and any other accompanying document required to be filed with such HMRC Document with HMRC in order to extend or renew any direction given pursuant to a previously filed HMRC Document and (B) provide full copies thereof to the Designated Tax Officer, all not less than 120 days prior to the relevant interest payment date; and

(z) in no event shall the Guarantor be obligated to pay such additional amounts whatsoever to any holder of a Note resident in the United States of America and who is not entitled pursuant to the double taxation treaty currently in effect between the United States of America [or other relevant jurisdiction] and the relevant Taxing Jurisdiction to a full exemption from Tax imposed on any payment made under this Guarantee Deed by the relevant Taxing Jurisdiction and would not be so entitled even if all necessary procedural formalities were completed and all conditions in the relevant treaty were satisfied for such exemption from such Tax at the time any payment was made or due to be made under this Guarantee Deed.

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7.2.	Treaty Clearance.

At the time any Guarantor is called to act on the guarantee provided hereunder in accordance with the terms of this Guarantee Deed, such Guarantor or its legal counsel will furnish each Purchaser which provides a United States Tax Identification Number in Schedule B or its legal counsel with copies of the HMRC Documents (other than any documents that may be created by the Purchaser and are required to be filed with any HMRC Document) required to be filed pursuant to Section 13.1(b) above, and in connection with the transfer of any Note the Company or its legal counsel will, within 30 days of the registration of such transfer, furnish the transferee of such Note with copies of any such HMRC Documents or other Forms (other than any documents that may be created by the transferee and are required to be filed with any HMRC Document or other Form) then required (such furnishing of such HMRC Documents or other Forms shall be deemed to be the written request of the Company or its legal counsel required by Section 13.1(b) so that no further request must be made, and which written request shall be deemed to have been given on the date that such HMRC Documents or other Forms are furnished to the Purchaser or the transferee of any Note (as the case may be) but no earlier than the date of the Closing).

The Company or its legal counsel shall provide to each holder of a Note written notice of the date of expiry of any direction given pursuant to an HMRC Document at least nine (9) months but no more than twelve (12) months prior to such expiry and, at the time of such notice, any HMRC Documents then required in respect of any extension, refiling or renewal. The giving of such notice and the provision of any such HMRC Documents shall be deemed to be the written request of the Company or its legal counsel to make an application for an extension or renewal of a direction from HMRC made pursuant to an HMRC Document for the purposes of any paragraph of this Section 13 so that no further request need be made, and such written request shall be deemed to have been given on the date that such notice is received by the holder of a Note.

At the time any Guarantor is called to act on the guarantee provided hereunder in accordance with the terms of this Guarantee Deed, such Guarantor or its legal counsel will furnish each Purchaser or its legal counsel with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in [                    ] pursuant to Section 7.1(b), if any (such furnishing of such forms to be deemed to be the written request of the Guarantor as aforesaid so that no further request must be made, and which such written request and related filing instructions will be deemed to have been given on the date that such forms are furnished), and in connection with the transfer of any Note the Guarantor or its legal counsel will furnish the transferee of such Note or its legal counsel with copies of any Form and English translation then required.

Subject to the limitations of Section 7.1(b) [and (y)] above, by acceptance of any Note, the holder of such Note agrees that it will from time to time with reasonable promptness (i) duly complete and deliver to or as reasonably directed by the Guarantor all such forms, certificates, documents and returns provided to such holder or its legal counsel by the Guarantor or its legal counsel (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute,

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regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States of America and such Taxing Jurisdiction and (ii) provide the Guarantor with such information with respect to such holder as the Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 7 shall require any holder to provide information with respect to any such Form or otherwise if in the good faith opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to the Guarantor or mailed to the appropriate taxing authority, whichever is applicable, within 60 days following a written request of the Guarantor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date; provided that (i) where such Form has been mailed to the appropriate taxing authority, each such holder shall have provided a copy of such submitted Form to the Guarantor, and a copy of the acknowledgment of receipt of the Form from the appropriate taxing authority if available or possible to request such acknowledgment of receipt from the appropriate taxing authority and (ii) each such holder shall have responded to any query relating to such Form from the appropriate taxing authority within the longer of (1) the applicable time limits (if any such limits exist) and (2) 30 days of receipt of such query by the holder.

7.3.	Passport Scheme.

Any Purchaser or other holder of a Note who holds a passport under the HMRC DT Treaty Passport Scheme (the “Scheme”), and who wishes the Scheme to apply to this Guarantee Deed, shall notify the Guarantors (in accordance with Section 9 hereof) of its Scheme reference number and its jurisdiction of tax residence. Such notice shall be deemed to have been given by each Purchaser or other holder of a Note to the extent such information is listed on Schedule B to the Agreement or has been subsequently provided to the Company (whether in connection with the purchase of a Note from another holder after the date of the Closing or otherwise). At the time any Guarantor is called to act on the guarantee provided hereunder in accordance with the terms of this Guarantee Deed, such Guarantor shall file a duly completed DTTP2 in respect of each such holder that has provided such notice (or has been deemed to have provided such notice) with HMRC and shall provide each such holder with a copy of that filing, provided that such notice is given to such Guarantor prior to the 30th “working day” (as defined in the Scheme) following the date such Guarantor is so called to act under this Guarantee Deed. For the avoidance of doubt, a Guarantor shall not be liable for any loss or damage to a holder of Notes if the completed DTTP2 is not filed by a Guarantor within 30 working days of the date a Guarantor is called to act under this Guarantee Deed as a result of a default or delay of the holder.

It shall thereafter be the sole responsibility of the holder of any Note to comply with the Terms and Conditions (other than the Terms and Conditions for which the

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Guarantor is or the Company was responsible) including without limitation renewing its passport from time to time and notifying HMRC of any material change to its form or circumstances.

7.4.	Tax Credits, Etc.

If any payment is made by the Guarantor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by the Guarantor pursuant to this Section 7, then, if such holder in its discretion (acting reasonably) determines that it has received, utilized (in the case of a credit or allowance) or been granted a refund of, or credit or allowance with respect to, such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, credit or allowance, reimburse to the Guarantor the amount of such refund, credit or allowance as such holder shall, in its discretion (acting reasonably), determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in Section 7.1(b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

The Guarantor will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by the Guarantor of any Tax in respect of any amounts paid under this Guarantee Deed, the original tax receipt (or a certificate of Tax deducted) issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt (or a certificate of Tax deducted) is not available or must legally be kept in the possession of the Guarantor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

If the Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Guarantor would be required to pay any additional amount under this Section 7, but for any reason (other than the delay or default of the relevant holder of a Note in the making of any filing of a Form (assuming the holder has not satisfied the requirements of Section 7.3) described above or otherwise) does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Guarantor will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by the Guarantor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

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If the Guarantor makes payment to or for the account of any holder of a Note after deduction for or on account of any Tax and such holder is entitled to a refund of or credit or allowance with respect to the Tax to which such payment is attributable upon the making of a filing (other than a Form described above except where any such Form may also be used to request any such refund, credit or allowance for such Tax), then such holder shall, as soon as practicable after receiving written request from the Guarantor (which shall specify in reasonable detail and supply the refund, credit and/or allowance forms to be filed) use reasonable efforts to complete and deliver such refund, credit and/or allowance forms to or as directed by the Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Guarantor under this Section 7 shall survive the payment or transfer of any Note and the provisions of this Section 7 shall also apply to successive transferees of the Notes.

7.5.	FATCA Information.

By acceptance of any Note, the holder of such Note agrees that such holder will from time to time with reasonable promptness duly complete and deliver to or as reasonably directed by the Guarantor (i) in the case of any such holder that is a U.S. Person, such holder’s United States tax identification number or other Forms reasonably requested by the Guarantor necessary to establish such holder’s status as a U.S. Person under FATCA and as may otherwise be necessary for the Guarantor to comply with its obligations under FATCA and (ii) in the case of any such holder that is not a U.S. Person, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Guarantor to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 7.5 shall require any holder of Notes to provide information that is confidential or proprietary to such holder unless such information is prescribed by applicable law for the Guarantor to comply with its obligations under FATCA and, in such event, the Guarantor shall treat such information as confidential.

SECTION 8. SUBMISSION TO JURISDICTION.

The Guarantor hereby irrevocably agrees that the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Guarantee Deed (including a dispute relating to the existence, validity or termination of this Guarantee Deed or any non-contractual obligation arising out of or in connection with this Guarantee Deed (a “Dispute”)).

(a) The Guarantor agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly it will not argue to the contrary.

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[For non-English Guarantor: The Guarantor hereby irrevocably appoints the Company as its agent to accept service of process on its behalf in England (together with any successor to the Company acting in such capacity, the “Process Agent”). The Guarantor agrees that such service upon the Process Agent (i) shall be deemed in every respect effective service of process upon the Guarantor in any such suit, action or proceeding, (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Guarantor, and that failure by the Process Agent to notify the Guarantor of the process will not invalidate the proceedings that are the subject of such process.

(b) Nothing in this Section 8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

SECTION 9. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid) or (c) by email where the recipient has designated an email address for such purpose. Any such notice must be sent:

(i) if to a Purchaser, to such Person at the address specified for such communications in Schedule B to the Agreement, or at such other address as the Purchaser shall have specified to the Company in writing, or

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Guarantor, c/o Markit Group Holdings Limited, 4th Floor, Ropemaker Place, 25 Ropemaker Street, London, EC24 9LY, to the attention of the General Counsel at such other addresses as the Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 9 will be deemed given only when actually received.

SECTION 10. AMENDMENTS AND MODIFICATIONS; SOLICITATION OF NOTEHOLDERS.

(a) This Guarantee Deed may only be amended and compliance therewith waived (either generally or in a particular instance and either retroactively or prospectively) by an instrument in writing signed by the Guarantor and by the Required Holders; provided, that without the written consent of the holders of all of the Notes then outstanding, no such amendment or

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waiver shall be effective which will reduce the scope of the guaranty set forth in this Guarantee Deed or amend the requirements of Sections 1, 2, 3, 4, 5, 7 or 11 hereof or amend this Section 10. No such amendment or modification shall extend to or affect any obligation not expressly amended or modified or impair any right consequent thereon.

(b) The Guarantor will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Guarantee Deed unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Guarantor and shall be afforded the opportunity of considering the same and shall be supplied by the Guarantor with a sufficient information to enable it to make an informed decision with respect thereto. The Guarantor will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise or grant any security or provide other credit support, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Guarantee Deed, the Agreement or the Notes, unless such remuneration is concurrently paid or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to the holders of all of the Notes then outstanding. Promptly and in any event within 30 days of the date of execution and delivery of any such waiver or amendment, the Guarantor shall provide a true, correct and complete copy thereof to each of the holders of the Notes.

(c) Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guarantee Deed, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Parent Guarantor, the Company or any of their Affiliates shall be deemed not to be outstanding.

SECTION 11. PARI PASSU.

The payment obligations of the Guarantor under this Guarantee Deed will at all times rank at least pari passu in right of payment with all other unsecured and unsubordinated Financial Indebtedness of the Guarantor, except for such Financial Indebtedness as would, by virtue only of the law in force in the jurisdiction in which the Guarantor is organized, be preferred by operation of bankruptcy, insolvency, liquidation or similar laws of general application.

SECTION 12. OBLIGATION TO MAKE PAYMENT IN DOLLARS.

Any payment on account of an amount that is payable hereunder, under the Agreement, or under the Notes in Dollars which is made to or for the account of any

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holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Guarantor, shall constitute a discharge of the obligation of the Guarantor hereunder, under the Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guarantee Deed, in the Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder, under the Agreement or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

SECTION 13. MISCELLANEOUS.

(a) No remedy herein conferred upon or reserved to any holder of any Note is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guarantee Deed now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any holder of any Note to exercise any remedy reserved to it under this Guarantee Deed, it shall not be necessary for such holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b) In case any one or more of the provisions contained in this Guarantee Deed shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

(c) This Guarantee Deed shall be binding upon the undersigned Guarantor and its successors and assigns and shall inure to the benefit of the Purchasers and their respective successors and assigns so long as any of their respective Notes remain outstanding and unpaid.

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(d) The Guarantor will maintain an office at the address of the Guarantor referred to in Section 9, where notices, presentations and demands in respect hereof or of the Guaranteed Obligations may be made upon the Guarantor until such time as the Guarantor shall notify each holder of any change of location of such office.

(e) This Guarantee Deed, and any non-contractual obligation arising out of or in connection with it, shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF, the Guarantor has executed this Guarantee Deed as a deed and delivered it on the date first above written.

[Name of Guarantor]

By:
Name:
Title

By:
Name:
Title

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